EXHIBIT 10.45

Portions of this Exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Such omissions are designated as ***.

LICENSE AGREEMENT

between

BRISTOL-MYERS SQUIBB COMPANY

and

PHARMACOPEIA, INC.

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this “Agreement”) is made and entered into as of October 11, 2007 (the “Effective Date”), by and between Bristol-Myers Squibb Company, a Delaware corporation headquartered at 345 Park Avenue, New York, New York 10154 (“BMS”), and Pharmacopeia, Inc., a Delaware corporation, having its principal office at 3000 Eastpark Boulevard, Cranbury, New Jersey 08512 (“Pharmacopeia”).  BMS and Pharmacopeia are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, BMS Controls (as defined below) certain patent rights and know-how rights with respect to the Licensed Compounds (as defined below); and

WHEREAS, Pharmacopeia desires to obtain from BMS the licenses set forth herein, and BMS desires to grant such licenses to Pharmacopeia, all on the terms and conditions set forth in this Agreement;

NOW, THEREFORE in consideration of the foregoing and the mutual agreements set forth below, the Parties agree as follows.

ARTICLE 1

DEFINITIONS

The terms in this Agreement with initial letters capitalized, whether used in the singular or the plural, shall have the meaning set forth below or, if not listed below, the meaning designated in places throughout this Agreement.

1.1           “BMS564929 Toxicology Studies” means the two (2) toxicology reports due on the IND covering the BMS compound designated BMS564929, specifically the 6 month oral toxicology studies in rats and dogs.

1.2           “AAA” has the meaning set forth in Section 14.2.

1.3           “Act” means the United States Food, Drug and Cosmetic Act, as amended.

1.4           “Affiliate” of a Person means any other Person which (directly or indirectly) is controlled by, controls or is under common control with such Person.  For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a Person means (i) in the case of a corporate entity, direct or indirect ownership of voting securities entitled to cast at least fifty percent (50%) of the votes in the election of directors or (ii) in the case of a non-corporate entity, direct or indirect ownership of at least fifty percent (50%) of the voting securities with the power to direct the management and policies of such entity.

1.5           “Agreement” means this Agreement, together with all Appendices attached hereto, as the same may be amended or supplemented from time to time.

1.6           “Approval” means, with respect to any Licensed Product in any regulatory jurisdiction, approval from the applicable Regulatory Authority sufficient for the manufacture, distribution, use and sale of the Licensed Product in such jurisdiction in accordance with applicable Laws.

1.7           “BMS Excluded Compound” has the meaning set forth in Section 2.7.

1.8           “BMS Know-How” means ***.  BMS Know-How shall also include the *** as set forth in ***.  BMS Know-How shall not include ***.

1.9           “BMS Other Patent Rights” means (i) ***, which  (a) *** or (b) *** and (ii) ***.  Notwithstanding the foregoing, ***.

1.10         “BMS Patent Rights” means the Patents that are listed in Appendix 1 hereto, and (a)  any Patent that claims priority to any of the Patents listed in Appendix 1 hereto (but in each case, only with respect to claims in such Patents that Cover subject matter within the scope of the claims in the Patents listed in Appendix 1 hereto).

1.11         “Board” means Pharmacopeia’s then-current Board of Directors.

1.12         “Business Day” or “business day” means a day other than Saturday, Sunday or any day on which commercial banks located in New York, New York are authorized or obligated by applicable Laws to close.

1.13         “Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.14         “Calendar Year” means each successive period of 12 months commencing on January 1 and ending on December 31.

1.15         “Change of Control” means, with respect to a Party: (i) the direct or indirect sale or exchange in a single transaction or a series of related transactions by the shareholders or other ownership interest holders of such Party of more than fifty percent (50%) of the voting stock or other voting ownership interests of such Party; (ii) a merger or consolidation of a Party; or (iii) the sale, exchange or transfer of all or substantially all of the assets of a Party to which this Agreement pertains; or a liquidation or dissolution of a Party, provided however, that any transaction or series of transactions that are effected solely in connection with a reincorporation, reorganization, recapitalization or financing not in connection with the sale of all or substantially all of the assets or stock or other ownership interests of a Party to this Agreement shall not be deemed to be a Change of Control.

1.16         “Combination Product” means a ***.  ***.

1.17         “Commercialization” or “Commercialize” means activities directed to commercially manufacturing, obtaining pricing and reimbursement approvals, carrying out Phase 4 Trials for, marketing, promoting, distributing, importing or selling a pharmaceutical product.

1.18         “Confidential Information” means all trade secrets, processes, formulae, data, know-how, improvements, inventions, chemical or biological materials, assays, techniques, marketing plans, strategies, customer lists, or other information that has been created, discovered, or developed by a Party, or has otherwise become known to a Party, or to which rights have been assigned to a Party, as well as any other information and materials that are marked as confidential or proprietary to or by a Party (including, without limitation, all information and materials of a Party’s customers and any other Third

Party and their consultants), in each case that are disclosed by or on behalf of such Party to the other Party, regardless of whether any of the foregoing are marked “confidential” or “proprietary” or communicated to the other by the disclosing Party in oral, written, graphic, or electronic form.

1.19         “Controlled” or “Controls”, when used in reference to intellectual property, means the legal authority or right of a Party to grant a license or sublicense of intellectual property rights to another Party, or to otherwise disclose proprietary or trade secret information to such other Party, without breaching the terms of any agreement with a Third Party, or misappropriating the proprietary or trade secret information of a Third Party.

1.20         “Consented Sublicensee” has the meaning set forth in Section 2.3.

1.21         “Cover,” “Covered” or “Covering” means, with respect to patent rights, (i) that the making, using, importation, offer for sale or sale of an invention claimed in such patent rights, or (ii) the conducting of an activity, would, in the absence of a license under such patent rights, infringe at least one Valid Claim of such patent rights whether present in an issued patent or in a patent application that, if it issued as a patent, contains such claim(s).

1.22         “Development” means non-clinical and clinical drug development activities reasonably related to the development and submission of information to a Regulatory Authority, including, without limitation, toxicology, pharmacology and other discovery and pre-clinical efforts, test method development and stability testing, manufacturing process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, clinical studies (including, without limitation, pre- and post-approval studies and specifically excluding regulatory activities directed to obtaining pricing and reimbursement approvals).  When used as a verb, “Develop” means to engage in Development.

1.23         “Development Compound” means a compound that has been selected by a Party for ***, including, but not limited to, ***.

1.24         “Disclosing Party” has the meaning set forth in Section 11.1.

1.25         “Discovery Collaboration” means that certain discovery collaboration entered into between BMS and Pharmacopeia of even date herewith, a copy of which is set forth in Appendix 3.

1.26         “Dollar” or “$” means the lawful currency of the United States.

1.27         “Effective Date” means the date specified in the initial paragraph of this Agreement.

1.28         “EMEA” means the European Agency for the Evaluation of Medicinal Products, or any successor agency thereto.

1.29         “EU” means the European Union, as its membership may be altered from time to time, and any successor thereto, and which, as of the Effective Date, consists of Austria, Belgium, Bulgaria, Czech Republic, Cyprus, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom.

1.30         “Europe” means the countries comprising the European Union as it may be constituted from time to time, together with those additional countries included in the European Economic Area as it may be constituted from time to time (which as of the Effective Date includes Iceland, Liechtenstein and

Norway), Albania, Andorra, Armenia, Azerbaijan, Belarus, Bosnia and Herzegovina, Croatia, Georgia, Holy See (Vatican), Macedonia, Moldova, Monaco, Russian Federation, San Marino, Serbia and Montenegro, Switzerland, Turkey, Ukraine, other central and eastern European markets including former Soviet block and USSR countries, and any successors to, or new countries created from, any of the foregoing.

1.31         “Excluded Compound” has the meaning set forth in Section 2.7.

1.32         “FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.

1.33         “Field” means the diagnosis, prevention, treatment or control of any human or animal disease, disorder or condition, excluding the prevention, treatment or control of any human or animal hyperproliferative disease, disorder or condition. For purposes of clarity, “hyperproliferative diseases, disorders and conditions” are those diseases, disorders or conditions which are characterized by an abnormal increase in the proliferation or accumulation of cells and include conditions such as cancers and benign hyperplasia, but not diseases, disorders or conditions incident to an abnormal increase in the proliferation or accumulation of cells.  By way of example, the prevention, treatment or control of all forms of cachexia, regardless of whether the condition is related to a hyperproliferative disease or disorder, is included within the Field

1.34         “First Commercial Sale” means, with respect to any Licensed Product, the first sale for use or consumption by the general public of such Licensed Product in any country in the Territory after Approval of such Licensed Product has been granted, or such marketing and sale is otherwise permitted, by the Regulatory Authority of such country.

1.35         “GAAP” means generally accepted accounting principles in the United States.

1.36         “Generic Product” has the meaning set forth in Section 8.3.4.

1.37         “IND” means an Investigational New Drug Application, as defined in the Act, filed with the FDA or its foreign counterparts.

1.38         “IND Materials” has the meaning set forth in Section 4.4.

1.39         “Indemnification Claim” has the meaning set forth in Section 12.3.

1.40         “Indemnitee” has the meaning set forth in Section 12.3.

1.41         “Indemnitor” has the meaning set forth in Section 12.3.

1.42         “Independent Evaluator” means an independent certified public accounting firm, a consulting firm in the biotechnology and/or pharmaceutical sectors or investment bank, in each case of recognized standing within such sectors, which is not at the time of the evaluation contemplated in Section 3.1 providing auditing or consulting services to either Party, and which is selected by Pharmacopeia.

1.43         “JNDA” means a New Drug Application filed with the Koseisho required for marketing approval for the applicable Licensed Product in Japan.

1.44         “JNDA Approval” means the approval of a JNDA by the Koseisho for the applicable Licensed Product in Japan.

1.45         “JNDA Filing” means the acceptance by the Koseisho of the filing of a JNDA for the applicable Licensed Product in Japan.

1.46         “Joint Invention” has the meaning set forth in Section 10.1.

1.47         “Joint Patent Rights” has the meaning set forth in Section 10.1.

1.48         “Koseisho” means the Japanese Ministry of Health and Welfare, or any successor agency thereto.

1.49         “Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, agency or other body, domestic or foreign.

1.50         “License” means any agreement (i) by which Pharmacopeia or an Affiliate of Pharmacopeia transfers to any Third Party any of the rights under license in this Agreement with respect to any Licensed Compound or any Licensed Product, including without limitation any license, sublicense, co-development, joint venture, development and commercialization collaboration or similar transaction involving a transfer of any rights under license hereunder to a Third Party with respect to a Licensed Compound or Licensed Product, and including any further transfer of such rights by a Third Party licensee to any other Third Party; or (ii) the corresponding arrangement for the grant by Pharmacopeia of rights back to BMS with respect to one or more Licensed Compound(s) and Licensed Product(s) pursuant to Section 3.1.

1.51         “Licensed Compounds” means:

(a)   the ***;

(b)   any ***; and

(c)   *** of any of the foregoing.  For avoidance of doubt, Licensed Compounds do not include ***.

1.52         “Licensed Product” means any pharmaceutical product containing a Licensed Compound (alone or with other active ingredients), in all forms, presentations, formulations and dosage forms.

1.53         “Listed Compounds” means those compounds identified in Appendix 2.

1.54         “Losses and Claims” has the meaning set forth in Section 12.1.

1.55         “MAA Approval” means approval by the EMEA of a marketing authorization application (“MAA”) filed with the EMEA for the applicable Licensed Product under the centralized European procedure.  If the centralized EMEA filing procedure is not used, MAA Approval shall be achieved upon the first Approval for the applicable Licensed Product in any two of the following countries:  France, Germany, Italy, Spain or the United Kingdom.

1.56         “MAA Filing” means filing with the EMEA of a marketing authorization application (“MAA”) for the applicable Licensed Product under the centralized European procedure.  If the centralized EMEA filing procedure is not used, MAA Filing shall be achieved upon the first filing of a marketing authorization application for the applicable Licensed Product in any two of the following countries:  France, Germany, Italy, Spain or the United Kingdom.

1.57         “Major Market Countries” means the ***. “Major Market Country” means one of these countries.

1.58         “***” has the meaning set forth in Section 3.1.6(a).

1.59         “NDA” means a New Drug Application filed with the FDA required for marketing approval for the applicable Licensed Product in the U.S.

1.60         “NDA Approval” means the approval of an NDA by the FDA for the applicable Licensed Product in the U.S.

1.61         “NDA Filing” means the acceptance by the FDA of the filing of an NDA for the applicable Licensed Product.

1.62         “Negotiation Period” has the meaning set forth in Section 3.1.1(a).

1.63         “Net Sales” means, with respect to any ***:

(a)   ***; provided however, that where any such ***;

(b)   ***;

(c)   ***; and

(d)   ***.

Net Sales shall be determined ***.  In the case of any Combination Product sold in the Territory, Net Sales for such Combination Product shall be calculated by ***.

Net Sales shall not include any ***.

1.64         “Notice” has the meaning set forth in Section 3.1.1(a).

1.65         “Patents” means (a) patents and patent applications in any country or jurisdiction, (b) all priority applications, provisionals, divisionals, continuations, and continuations-in-part of any of the foregoing, and (c) all patents issuing on any of the foregoing patent applications, together with all registrations, reissues, renewals, re examinations, confirmations, supplementary protection certificates, and extensions of any of (a), (b) or (c).

1.66         “Person” means any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture company, governmental authority, association or other entity.

1.67         “Pharmacopeia Excluded Compound” has the meaning set forth in Section 2.7.  As of the Effective Date the Listed Compounds shall be deemed to be Pharmacopeia Excluded Compounds.

1.68         “Pharmacopeia Know-How” has the meaning set forth in Section 13.4(f).

1.69         “Pharmacopeia Patent Rights” has the meaning set forth in Section 13.4(f).

1.70         “Phase 2 POC Study” means a Phase 2 trial in the U.S. or a foreign country demonstrating that a Licensed Compound or Licensed Product produces a statistically significant treatment effect.

1.71         “Phase 4 Trial” means a human clinical trial for a Licensed Product commenced after receipt of Approval in the country for which such trial is being conducted and that is conducted within the parameters of the Approval for the Licensed Product.  Phase 4 Trials may include, without limitation, epidemiological studies, modeling and pharmacoeconomic studies, investigator sponsored clinical trials of the Licensed Product and post-marketing surveillance studies.

1.72         “Receiving Party” has the meaning set forth in Section 11.1.

1.73         “Regulatory Authority” means any national or supranational governmental authority, including, without limitation, the FDA, EMEA or Koseisho (i.e., the Japanese Ministry of Health and Welfare, or any successor agency thereto), that has responsibility in countries in the Territory over the Development and/or Commercialization of Licensed Compounds and Licensed Products

1.74         “Remaining Countries” has the meaning set forth in Section 13.4.1(a).

1.75         “Right of First Negotiation” has the meaning set forth in Section 3.1.1.

1.76         “SARM Compound” means any compound which is a selective human androgen receptor modulator, which acts by full or partial agonism of the androgen receptor.

1.77         “***” has the meaning set forth in Section 3.1.6(b).

1.78         “Sublicensee” means any Third Party granted a License under or with respect to any Licensed Compound or Licensed Product, and shall also include any Third Party to whom such rights are transferred through further sublicense by a Sublicensee.

1.79         “Sublicense Cap” has the meaning set forth in Section 8.10.

1.80         “Sublicense Payment” has the meaning set forth in Section 8.10.

1.81         “Surviving Sublicensee” has the meaning set forth in Section 2.3(b)(v).

1.82         “Table 1” means Table 1 of Section 8.2.

1.83         “Terminated Country” has the meaning set forth in Section 13.4.1.

1.84         “Territory” means any country in the world.

1.85         “Third Party” means any Person other than: Pharmacopeia, BMS, and their respective Affiliates.

1.86         “Third Party Term Sheet” has the meaning set forth in Section 3.1.2(b).

1.87         “Title 11” has the meaning set forth in Section 13.7.

1.88         “Transferred Materials” has the meaning set forth in Section 4.3.

1.89         “United States” or “U.S.” means the United States of America and its territories and possessions (including, without limitation, Puerto Rico).

1.90         “Valid Claim” means a claim of (i) an issued and unexpired patent or a supplementary protection certificate, which claim has not been held invalid or unenforceable by a court or other government agency of competent jurisdiction from which no appeal can be or has been taken and has not been held or admitted to be invalid or unenforceable through re-examination or disclaimer, opposition procedure, nullity suit or otherwise, or (ii) a pending patent application; provided, however, that if a claim of a pending patent application shall not have issued within five (5) years (or in Japan, seven (7) years) after the earliest filing date from which such claim takes priority, such claim shall not constitute a Valid Claim for the purposes of this Agreement unless and until a patent issues with such claim.

ARTICLE 2

LICENSE GRANTS

2.1           BMS Patent Rights and BMS Know-How.  Subject to the terms and conditions set forth in this Agreement (including, without limitation, the reservation of rights in Section 2.6 and 2.7), BMS hereby grants to Pharmacopeia an exclusive, worldwide, non-transferable (except in accordance with Section 15.4), license, with the right to sublicense in accordance with Section 2.3 hereunder, under the BMS Patent Rights and BMS Know-How to make, use (including in activities directed at the research and Development of Licensed Compounds), have made, sell, have sold, offer to sell, export, import and otherwise exploit or Commercialize Licensed Compounds and Licensed Products in the Field in the Territory.  Notwithstanding the foregoing, or any other provision of this Agreement, Pharmacopeia may not Develop or Commercialize any Licensed Compounds or Licensed Products for use as a male contraceptive.

2.2           BMS Other Patent Rights.  Subject to the terms and conditions set forth in this Agreement (including, without limitation, the reservation of rights in Section 2.6 and 2.7), BMS hereby grants to Pharmacopeia a non-transferable (except in accordance with Section 15.4), non-exclusive license, with the right to sublicense in accordance with Section 2.3 hereunder, under the BMS Other Patent Rights solely to the extent reasonably necessary to make, use (including in activities directed at the research and Development of Licensed Compounds), have made, sell, offer to sell, export and import and otherwise exploit or Commercialize Licensed Compounds and Licensed Products in the Field in the Territory.  For clarification, no rights are granted under this Section 2.2 (or otherwise under this Agreement) to co-formulate or use in combination a Licensed Compound with any proprietary compound, including any BMS Excluded Compound, of BMS (other than a Listed Compound or Licensed Compound). The rights granted by BMS to Pharmacopeia under this Section 2.2 include the right to make, have made, use (including in activities directed at the research and Development of Licensed Compounds), export and import intermediates and starting materials reasonably necessary for the manufacture of Licensed Compounds, to practice methods reasonably necessary for the manufacture of Licensed Compounds, and to practice methods reasonably necessary for manufacturing such intermediates and starting materials, but only for the purposes of manufacturing, using, importing or exporting Licensed Compounds or Licensed Products in the Field in the Territory.  For clarification, no rights are granted to sell or offer to sell any such intermediates or starting materials, or use such intermediates or starting materials for any purpose other than for the purposes of manufacturing Licensed Compounds or Licensed Products.  Notwithstanding the foregoing, this Section 2.2 shall not apply with respect to any Patent for which BMS would incur any obligation (including but not limited to a cash payment obligation) to a Third Party if such Patent were included in this Section 2.2, whether or not such Patent would fall within the definition of BMS Other Patent Rights, unless and only to the extent that Pharmacopeia agrees in writing to incur such obligation to such Third Party, including to fully reimburse BMS or pay directly to such Third Party any payment obligation.

2.3           Sublicenses.  Pharmacopeia shall have the right to grant sublicenses with respect to the rights licensed to Pharmacopeia under Sections 2.1 and 2.2 to (i) any Affiliate of Pharmacopeia for so long as such Affiliate remains an Affiliate of Pharmacopeia, and (ii) any special purpose company, corporation or other entity established to act as a sublicensee of Pharmacopeia under the rights licensed hereunder in order to facilitate the structured financing of the research, Development and Commercialization activities contemplated hereunder (each, in (i) and (ii), a “Consented Sublicensee”), provided that (i) such Consented Licensee shall agree in writing to be bound by and subject to the terms and conditions of this Agreement in the same manner and to the same extent as Pharmacopeia, and (ii) Pharmacopeia shall remain responsible for the performance of this Agreement and shall cause such Consented Sublicensee to comply with the terms and conditions of this Agreement.  In addition, Pharmacopeia shall have the right to grant Licenses to Sublicensees (other than Consented Sublicensees, the conditions for which are set forth in the immediately preceding sentence), subject to the following:

(a)          Other than a permitted assignment of this Agreement in accordance with Section 15.4.1, ***, and then only in accordance with this Section 2.3 and Article 3.  The foregoing *** shall not limit Pharmacopeia’s ability to engage Third Party contractors in the Development, manufacture and/or shipping/warehousing of any Licensed Compound or any Licensed Product, provided that such engagement is essentially a fee-for-service or similar purchase arrangement and does not grant the Third Party contractor the right to sell or promote such Licensed Compound or Licensed Product.

(b)          ***, Pharmacopeia shall have the right to enter into a License with a Third Party, provided that, to the extent any such License grants rights with respect to any Licensed Compound:

(i)    such License shall be consistent with the terms and conditions of this Agreement, and shall not impair (A) Pharmacopeia’s ability to perform its obligations under this Agreement or (B) BMS’ rights under this Agreement;

(ii)   in such License, the Sublicensee shall agree in writing to be bound to Pharmacopeia by terms and conditions that are substantially similar to, or less favorable to the Sublicensee than, or otherwise allow Pharmacopeia to fully perform the corresponding terms and conditions of this Agreement, provided that Section 3.1.2 of Section 3.1 shall not apply to a Sublicensee;

(iii)  promptly after the execution of such License, Pharmacopeia shall provide a copy of such License to BMS, with financial and other confidential or proprietary commercial terms redacted consistent with the public filing of such License with the Securities and Exchange Commission (“SEC”), or, if not filed with the SEC, then with financial and other confidential or proprietary commercial terms redacted (to the extent that such other commercial terms are not reasonably necessary for BMS to determine Pharmacopeia’s compliance with and payment obligations under this Agreement, including Sublicense Payments under Article 8);

(iv)  Pharmacopeia shall remain responsible for the performance of this Agreement (including, without limitation, its obligations under Sections 5.1(a) and 6.1), the payment of all payments due, and making reports and keeping books and records, and shall use commercially reasonable efforts to monitor such Sublicensee’s compliance with the terms of such License;

(v)   any sublicense rights granted by Pharmacopeia in a License (to the extent such sublicensed rights are granted to Pharmacopeia in this Agreement) shall terminate on a country-by-country and Licensed Product-by-Licensed Product basis effective upon the termination under Section 13.2 of the license from BMS to Pharmacopeia with respect to such sublicensed rights, provided that such sublicensed rights shall not terminate if, as of the effective date of such termination by BMS under Section 13.2, the Sublicensee is not in material breach of its obligations to Pharmacopeia under its

License agreement, and within sixty (60) days of such termination the Sublicensee agrees in writing to be bound directly to BMS under a license agreement substantially similar to this Agreement with respect to the rights sublicensed hereunder, substituting such Sublicensee (a “Surviving Sublicensee”) for Pharmacopeia; and

(vi)   such Sublicensees shall have the right to grant further Licenses with respect to the Development or Commercialization of Licensed Products, provided that such further Licenses shall be in accordance with and subject to all of the terms and conditions of this Section 2.3.

For purposes of clarification, the preceding provisions of this Section 2.3(b) shall not apply to Licensed Compounds or Licensed Products with respect to which Pharmacopeia grants BMS a License.

(c)         For clarity, where provisions of this Agreement provide that Pharmacopeia shall be “solely” responsible or the like with respect to a matter, it is understood that such responsibilities may be carried out or borne on Pharmacopeia’s behalf by a Pharmacopeia Affiliate, Consented Sublicensee, permitted Sublicensee or contractor of Pharmacopeia.

(d)         It shall be a ***.

2.4         No Trademark License.  No right or license, express or implied, is granted to Pharmacopeia to use any trademark, trade name, trade dress or service mark owned or Controlled by BMS or any of its Affiliates.  Pharmacopeia, at its sole cost and expense, shall be responsible for the selection, registration and maintenance of all trademarks which it employs in connection with its activities conducted pursuant to this Agreement, if any, and shall own and control such trademarks.

2.5         No Implied Licenses.  No license or other right is or shall be created or granted hereunder by implication, estoppel or otherwise for any purpose.  All such licenses and rights are or shall be granted only as expressly provided in this Agreement.

2.6         Retained Rights.  All rights not expressly granted under Sections 2.1 and 2.2 are reserved by BMS and may be used by BMS for any purpose.  Without limiting the foregoing, BMS retains any and all rights under the BMS Patent Rights, BMS Other Patents and BMS Know-How to make, have made, use, sell, have sold, export or import any compounds for use outside the Field, provided that such compounds are not Listed Compounds or products containing any Listed Compounds.  BMS also expressly reserves and retains the right (i) to make, have made and use Licensed Compounds for any internal research purposes (including but not limited to for purposes of screening in support of BMS’ internal research programs), (ii) to support the filing and prosecution of patent applications, and (iii) to make, have made and use any Licensed Compound solely for use as an intermediate or starting material in the manufacture of any compound which is not a Listed Compound for use outside the Field.  Notwithstanding the foregoing, BMS shall not develop any compounds Covered by a Valid Claim in the BMS Patent Rights for use in male contraception.

2.7         Notification of Development Compound Selection.  Upon a Party selecting, in good faith, a compound which is Covered by a Valid Claim within the BMS Patent Rights as a Development Compound, such Party will send a notice to the Vice President of Chemistry for the other Party as described below, and the notice provided shall identify each such Development Compound by chemical structure.  Each Party may only select Development Compounds for use in accordance with the rights granted hereunder (i.e. Pharmacopeia may only select Development Compounds for use within the Field, and BMS may only select Development Compounds for use outside the Field and BMS may not select a Listed Compound as a Development Compound) (upon receipt of such notice by the other Party, such Development Compound will be deemed an “Excluded Compound” of the notifying Party, i.e. a BMS

Excluded Compound if BMS is the notifying Party and a Pharmacopeia Excluded Compound if Pharmacopeia is the notifying Party).  A Party may not begin or continue to Develop or Commercialize an Excluded Compound of the other Party (and such Party shall immediately cease any Development of such Excluded Compound), regardless of what stage in Development such Excluded Compound is in each Party’s portfolio.  Notification of the designation of a Development Compound as an Excluded Compound shall be in accordance with Section 15.2 except that the notification shall be sent to:

For BMS:

Bristol-Myers Squibb Company
P.O. Box 4000
Route 206 & Province Line Road
Princeton, New Jersey 08543-4000
Attention: Vice President of Chemistry
Telephone: ***
Facsimile: ***

With a copy to:

Bristol-Myers Squibb Company
P.O. Box 4000
Route 206 & Province Line Road
Princeton, New Jersey 08543-4000
Attention:	Vice President and Senior Counsel,
Corporate and Business Development
Telephone: ***
Facsimile: ***

For Pharmacopeia:
Pharmacopeia, Inc.
3000 Eastpark Boulevard
Cranbury, New Jersey 08512
Attention: Chief Science Officer
Telephone: ***
Facsimile: ***

with a copy to:
Pharmacopeia, Inc.
3000 Eastpark Boulevard
Cranbury, New Jersey 08512
Attention: General Counsel
Telephone: ***
Facsimile: ***

2.8         Unblocking License Grants.

(a)          By Pharmacopeia.  Pharmacopeia hereby grants to BMS a perpetual fully paid-up, worldwide non-exclusive, sublicensable license under any Patents Controlled by Pharmacopeia, solely to the extent that the claims of such patent rights are within the scope of the claims of any Patent within the BMS Patent Rights (e.g., claims Covering a selection invention within a genus of compounds Covered in the BMS Patent Rights) and that are composition-of-matter claims Covering, as compound(s) per se, one or more BMS Excluded Compounds, to make, use (including in research activities), have made, sell, offer to sell, export and import and otherwise exploit pharmaceutical products solely for use outside the Field.  For the avoidance of doubt, the unblocking license granted under this Section 2.8(a) shall not entitle BMS to Develop or Commercialize any Pharmacopeia Excluded Compound or product incorporating a Pharmacopeia Excluded Compound.  Notwithstanding the foregoing, this Section 2.8(a) shall not apply with respect to any Patent for which Pharmacopeia would incur any obligation (including but not limited to a cash payment obligation) to a Third Party if such Patent were included in this Section 2.8(a), unless and only to the extent that BMS agrees in writing to incur such obligation to such Third Party, including to fully reimburse Pharmacopeia, or pay directly to such Third Party, any payment obligation.  Notwithstanding the foregoing, BMS acknowledges and agrees that the foregoing license grant shall not include any Patent Controlled by Pharmacopeia and related to the development and commercialization of JAK3 inhibitor-based therapeutic products.

(b)         By BMS.  BMS hereby grants to Pharmacopeia a perpetual fully paid-up, worldwide non-exclusive, sublicensable license under any Patents Controlled by BMS but not included in the BMS Patent Rights or derived from the BMS Know-How, solely to the extent that the claims of such patent rights are within the scope of the claims of any patent within the BMS Patent Rights (e.g., claims Covering a selection invention within a genus of compounds Covered in the BMS Patent Rights) and that are composition-of-matter claims Covering, as compound(s) per se, one or more Pharmacopeia Excluded Compounds, to make, use (including in activities directed at the research and Development of Licensed Compounds), have made, sell, offer to sell, export and import and otherwise exploit or Commercialize Licensed Compounds and Licensed Products solely for use in the Field. For the avoidance of doubt, the unblocking license granted under this Section 2.8(b) shall not entitle Pharmacopeia to Develop or Commercialize any BMS Excluded Compound or product incorporating a BMS Excluded Compound.  Notwithstanding the foregoing, this Section 2.8(b) shall not apply with respect to any Patent for which BMS would incur any obligation (including but not limited to a cash payment obligation) to a Third Party if such Patent were included in this Section 2.8(b), unless and only to the extent that Pharmacopeia agrees in writing to incur such obligation to such Third Party, including to fully reimburse BMS or pay directly to such Third Party any payment obligation.

ARTICLE 3

BMS RIGHT OF FIRST NEGOTIATION

3.1         BMS Right of First Negotiation.

3.1.1      BMS shall have a limited right of first negotiation with respect to Licensed Compounds as follows (the “Right of First Negotiation”).

(a)          In the event that Pharmacopeia desires to enter into a License with respect to any Licensed Compound or Licensed Product, before entering into negotiations with any Third Party with respect to a License to such Third Party with respect to a Licensed Compound or Licensed Product, Pharmacopeia will notify BMS of its desire and provide BMS with information in Pharmacopeia’s possession and control that is reasonably necessary for BMS to perform its due diligence with respect to such Licensed Compound or Licensed Product (including but not limited to information from or relating to clinical studies, correspondence with FDA, information regarding Third Party patents, and information regarding the manufacture, sourcing and cost of goods for the Licensed Compound or Licensed Product) (the “Notice”).  Pharmacopeia shall provide to BMS a proposal of terms and conditions with respect to such proposed License at the time of such Notice.  If BMS notifies Pharmacopeia in writing of its election to pursue a License for such Licensed Compound or Licensed Product within *** (***) days after BMS’

receipt of such Notice, Pharmacopeia shall enter into good faith negotiations with BMS with respect to such License for a period of *** (***) days (the “Negotiation Period”) following receipt of such election from BMS.  ***.

(b)         During the Negotiation Period, Pharmacopeia will provide BMS with an opportunity to make a written proposal of terms and conditions with respect to such a License and Pharmacopeia will either accept the proposal or provide a counter offer to BMS (i.e., in addition to the proposal provided to BMS at the time of the Notice).  If BMS has not provided Pharmacopeia with such a written proposal regarding all principal financial terms of such a License within the first *** (***) days of the Negotiation Period, the Negotiation Period will terminate, and Pharmacopeia will then be free to enter into negotiations with any Third Party regarding a License for such Licensed Compounds or Licensed Products and free to enter into any such License.  If Pharmacopeia and BMS are able to conclude an agreement in principle within the Negotiation Period as set forth in a mutually satisfactory term sheet with respect to such License (being demonstrated by BMS obtaining internal BMS Executive Committee, and Pharmacopeia obtaining Board approval, to proceed with completing a definitive agreement based on such term sheet), the Parties shall negotiate a definitive agreement in good faith with the goal of executing such agreement within *** (***) days thereafter.

(c)         If BMS does not elect through the written notification described above to pursue a License with respect to such Licensed Compounds within the *** (***) day period set forth above, Pharmacopeia will then be free to enter into negotiations with any Third Party regarding a License for such Licensed Compounds or Licensed Products and free to enter into any such License.

(d)         Following Notice, if BMS does so elect to pursue a License with respect to the Licensed Compounds or Licensed Products within the *** (***) day period set forth above, but Pharmacopeia and BMS do not conclude an agreement in principle (being demonstrated by BMS obtaining internal BMS Executive Committee, and Pharmacopeia obtaining Board approval, to proceed with completing a definitive agreement based on such term sheet) with respect to such License within the Negotiation Period as described above, Pharmacopeia will then be free to enter into negotiations with any Third Party regarding a License for such Licensed Compounds or Licensed Products, and free to enter into any such License, subject to the provisions of this Article 3 set forth below.

3.1.2      Pharmacopeia shall not enter into an agreement with any Third Party with respect to a License for a Licensed Compound or Licensed Product except in accordance with the provisions of this Article 3, including the provisions set forth below.  Notwithstanding the foregoing, in the event BMS does not (i) deliver to Pharmacopeia a written proposal within the forty-five (45) day time period set forth in Section 3.1.1(b), or (ii) elect to pursue a License with respect to Licensed Compounds or Licensed Products within the time frame set forth in Section 3.1.1(c), then the provisions of Section 3.1.2 shall not apply.

(a)          In the event that Pharmacopeia intends to enter into a License agreement with a Third Party (based on bona fide arm’s-length negotiations with such Third Party) after following the procedure set forth in this Article 3, *** (as defined below).

(b)         For purposes of the ***.  For this purpose, the *** at that time.  Such determination by the ***.  The *** will consider the ***.  Such determination by the Board shall be ***.

(c)         If the ***.

(d)         If the ****.  In the event that Pharmacopeia makes ***.  If Pharmacopeia offers ***.  If such ***.  If such ***.

3.1.3      In the event that *** under this Article 3.

3.1.4      Upon the initiation of any such Negotiation Period, Pharmacopeia shall ***.

3.1.5      Any License agreement entered into by Pharmacopeia with a Third Party in accordance with the foregoing procedure shall be consistent with the terms and conditions of this Agreement and shall fully enable Pharmacopeia to fully perform all of its obligations under the Agreement which will continue in effect.  As set forth in Section 2.2, any Sublicensee shall be bound by the terms and conditions of this Agreement in the same manner as Pharmacopeia, provided that Section 3.1.2 of Section 3.1 shall not apply to a Sublicensee or a Consented Sublicensee.

3.1.6      Certain Definitions.  For the purposes of this Article 3, the following capitalized terms shall have the following meanings:

(a)         “***” means, with respect to a ***, compared to a *** under the ***, that the ***, based on the ***, including without limitation, ***.

(b)         “***” means any ***.

ARTICLE 4

TRANSFER OF KNOW-HOW AND REGULATORY FILINGS

4.1         Documentation.  Within sixty (60) days following the Effective Date, BMS shall provide to Pharmacopeia one (1) electronic or paper copy of all scientific, regulatory and manufacturing documents Controlled by BMS as of the Effective Date to the extent that such documents are (i) included in the BMS Know-How , and (ii) are reasonably available to BMS without undue searching, provided however, that subject to the last sentence of this Section 4.1, the foregoing shall in no event require BMS to provide copies of laboratory notebook records.  Such documentation is Confidential Information of BMS (subject to Article 11) and shall not be used by Pharmacopeia for any purpose other than Development, manufacture or Commercialization of Licensed Compounds and Licensed Products in accordance with this Agreement.  BMS shall be responsible for the cost of providing one (1) set of copies only.  BMS shall have no obligation to reformat or otherwise alter or modify any such materials, or to create materials in electronic form, in order to provide them to Pharmacopeia.  Any and all such materials delivered to Pharmacopeia pursuant to this Section 4.1 are and shall remain the sole property of BMS.  BMS may elect to provide the documentation under this Section 4.1 as such documents become available or provide all documentation at one time; provided that any documentation and materials provided to Pharmacopeia pursuant to Section 4.4 will not be separately provided pursuant to this Section 4.1.

Notwithstanding the foregoing, if at any time during the term of this Agreement Pharmacopeia identifies particular documents, data or information (including laboratory notebook records) that are within the BMS Know-How or would fall within the IND Materials under Section 4.4 or that Pharmacopeia reasonably believes are within the BMS Know-How or would fall within the IND Materials under Section 4.4, but were not previously delivered to Pharmacopeia, and that are reasonably necessary for the continued manufacture, Development or Commercialization of a Licensed Compound or Licensed Product (including without limitation materials requested in connection with an audit or other inquiry by a Regulatory Authority), or are reasonably necessary to support the filing and/or prosecution of Patents Covering the Licensed Compounds or Licensed Products in accordance with Article 10 (i.e., the BMS Patent Rights and Joint Patent Rights for which Pharmacopeia has filing and/or prosecution responsibility), BMS shall promptly provide such material to Pharmacopeia upon request to the extent that such items are in BMS’ possession and are reasonably available without undue searching.

4.2         Technical Assistance.  During the *** (***) day period following Pharmacopeia’s receipt of the IND materials pursuant to Section 4.4 below, BMS shall provide Pharmacopeia with reasonable access by teleconference or in-person at BMS’ facilities (subject to BMS’ customary rules and restrictions with respect to site visits by non-BMS personnel) to BMS personnel reasonably knowledgeable in the research and development of the Licensed Compounds and Licensed Products for up to *** (***) hours of consulting advice with respect to the Licensed Compounds and Licensed Products, provided that (i) such access shall be requested and coordinated through a single BMS contact person reasonably knowledgeable with respect to the BMS SARM program, with such person to be designated by BMS, (ii) BMS makes no warranty, express or implied, that Pharmacopeia shall be able to successfully implement and use the BMS Know-How, (iii) BMS shall not be obligated to provide more than *** (***) hours of consulting advice in such period, and (iv) BMS will use reasonable efforts to provide such consulting advice promptly.  If Pharmacopeia requests further consulting advice related to Licensed Compounds and Licensed Products in excess of the *** (***) hour amount referenced above, BMS may at its sole discretion provide such consulting advice and, if BMS elects to provide such consulting advice, Pharmacopeia shall reimburse BMS for its time incurred in connection therewith at a rate of *** per hour, plus any reasonable out-of-pocket expenses incurred by BMS in providing such consulting advice requested by Pharmacopeia.  Such reimbursement shall be made to BMS within thirty (30) days after receipt by Pharmacopeia of a BMS invoice reasonably detailing BMS’ time expended, together with documentation substantiating any out-of-pocket expenses incurred.

4.3         Materials.  Within sixty (60) days following the Effective Date, BMS shall provide Pharmacopeia with all quantities of Listed Compounds that are reasonably available to BMS as of the Effective Date, including the Listed Compound designated BMS564929 (the “BMS564929 Compound”) it being understood that at minimum, Pharmacopeia shall be provided with no less than *** of BMS564929 Compound.  Any such materials (including quantities of the BMS564929 Compound) that may be provided by or for BMS to Pharmacopeia pursuant to this Section 4.3 (the “Transferred Materials”) are provided “AS IS”.  Pharmacopeia shall be fully responsible for its and its Affiliates’, Sublicensees’ and contractors’ use, storage, handling and disposition of the Transferred Materials.  Under no circumstances shall BMS be liable or responsible for Pharmacopeia’s or its Affiliates’, Sublicensees’ and contractors’ use, storage, handling or disposition of the Transferred Materials, and Pharmacopeia assumes sole responsibility for any claims, liabilities, damages and losses that might arise as a result of Pharmacopeia’s and its Affiliates’, Sublicensees’ and contractors’ use, storage, handling or disposition of any Transferred Material. Pharmacopeia shall indemnify, defend and hold harmless BMS and its Affiliates, and their respective officers, directors, employees, agents, licensors, and their respective successors, heirs and assigns and representatives, from and against any and all damages, liabilities, losses, costs and expenses (including, without limitation, reasonable legal expenses, costs of litigation and reasonable attorney’s fees) arising in connection with any claims, suits, proceedings, whether for money damages or equitable relief, of any kind, arising out of or relating, directly or indirectly, to Pharmacopeia’s, or any of its Affiliates’, Sublicensees’ or contractors’ use, storage, handling or disposition of any Transferred Material.  Transferred Materials may only be provided to Pharmacopeia, its Affiliates, Sublicensees and contractors.  The Transferred Materials shall be used by Pharmacopeia solely for purposes of supporting the Development of the Licensed Compounds and Licensed Products.  Notwithstanding the foregoing, and subject to BMS’s obligation to provide a minimum quantity of BMS564929 Compound as set forth in the first sentence of this Section 4.3, BMS shall be entitled to retain reasonable sample quantities of Listed Compounds in amounts not to exceed the greater of *** of the available quantities of Listed Compounds.

4.4         Assignment of IND.  BMS hereby assigns to Pharmacopeia all of BMS’ rights, title and interests in and to any INDs filed by BMS with any Regulatory Authority in the Territory for the BMS564929 Compound and BMS will provide to Pharmacopeia one copy of such IND filing(s), including without limitation the drug master file for such filing.  In connection with such assignment,

BMS shall deliver to Pharmacopeia within fifteen (15) business days of the Effective Date, one (1) electronic or paper copy of all correspondence, responses, meeting minutes and other documentation by and between BMS and any Regulatory Authority relating to such IND filing(s), and all documents relating to contacts by or on behalf of BMS and any Regulatory Authority and related to such IND filing(s) (the IND filing and such ancillary materials, the “IND Materials”).  For the avoidance of doubt, upon such assignment, Pharmacopeia shall own all right, title and interest in and to the IND Materials.  The Parties will work to provide any formal notice of the assignment of the INDs to Pharmacopeia pursuant to this Section 4.4 to the Regulatory Authorities to effect such assignment.  Notwithstanding anything to the contrary in this Agreement, documents related to the BMS564929 Toxicology Studies will be provided by BMS as soon as possible, but in no event later than sixty (60) days after the Effective Date.

ARTICLE 5

DEVELOPMENT

5.1         Development.  Pharmacopeia shall have sole responsibility for, and shall bear the cost of conducting, all Development with respect to the Licensed Compounds and Licensed Products.

5.2         Development Reports.  Pharmacopeia will provide BMS with *** written development reports within thirty (30) days following the *** during the Term, presenting a summary of the Development activities accomplished by Pharmacopeia during the just ended *** with respect to Licensed Compounds and Licensed Products.

5.3         Regulatory Responsibilities and Costs.  Following assignment of the IND by BMS to Pharmacopeia pursuant to Section 4.4, Pharmacopeia shall have sole responsibility for, and shall bear the cost of preparing, all regulatory filings and related submissions with respect to the Licensed Compounds and Licensed Products.  Pharmacopeia shall be responsible for meeting the requirements of all pre-approval inspections required by any Regulatory Authorities.  Except as set forth in Section 13.4, Pharmacopeia or its Affiliate or Sublicensee shall own all INDs, NDAs, Approvals and submissions in connection therewith and all Approvals shall be obtained by and in the name of Pharmacopeia or its Affiliate or Sublicensee as applicable.

5.4         Subcontracting.  Subject to and without limiting Section 2.2, Pharmacopeia may perform any activities in support of its Development or Commercialization of Licensed Compounds and Licensed Products through subcontracting to a Third Party contractor or contract service organization, provided that: (a) Pharmacopeia shall enter into an appropriate written agreement with any such Third Party subcontractor such that the subcontractor shall be bound by all applicable provisions of this Agreement to the same extent as Pharmacopeia and such that BMS’ rights under this Agreement are not adversely effected; (b) any such Third Party subcontractor to whom Pharmacopeia discloses Confidential Information of BMS shall enter into an appropriate written agreement obligating such Third Party to be bound by obligations of confidentiality and restrictions on use of such BMS Confidential Information that are no less restrictive than the obligations in this Agreement; (c) Pharmacopeia will obligate such Third Party to agree in writing to assign or license (with the right to grant sublicenses) to Pharmacopeia any inventions (and any patent rights covering such inventions) made by such Third Party in performing such services for Pharmacopeia; and (d) Pharmacopeia shall at all times be responsible for the performance of such subcontractor.

ARTICLE 6

COMMERCIALIZATION

6.1                             Pharmacopeia Obligations.  Pharmacopeia shall have sole responsibility for, and shall bear the cost of conducting, all Commercialization with respect to the Licensed Products.

6.2                             Marking.  Each Licensed Product Commercialized by Pharmacopeia under this Agreement shall be marked (to the extent not prohibited by applicable Laws) with applicable patent and other intellectual property notices BMS Patent Rights in such a manner as may be required by applicable Law.

6.3                             Reports.  Pharmacopeia shall provide BMS with *** written reports within *** (***) days following the end of each *** summarizing significant commercial activities and events with respect to Licensed Products during the just ended ***.  If Pharmacopeia plans to launch a Licensed Product in any country of the Territory in the Calendar Year following the *** such report covers, the report provided to BMS under this Section 6.3 shall so indicate.

ARTICLE 7

MANUFACTURE AND SUPPLY

7.1                             Manufacture and Supply.  Pharmacopeia shall be solely responsible at its expense for making or having made all of its requirements of the Licensed Compounds and Licensed Products.  Pharmacopeia shall manufacture, test, QA release, handle, store and ship the Licensed Compounds and Licensed Products in compliance with all applicable Laws, with all regulatory filings, and with its applicable internal specifications and quality control procedures.

ARTICLE 8

FINANCIAL TERMS

8.1                             In partial consideration of the rights granted by BMS to Pharmacopeia pursuant to this Agreement, Pharmacopeia shall make the payments to BMS as provided for in this Article 8.

8.2                             Development Milestone Payments.

Pharmacopeia shall make milestone payments to BMS upon achievement of each of the milestones events in the amounts as set forth below in Table 1.  The milestone payments set forth below will be payable by Pharmacopeia to BMS within *** (***) days of the first achievement of the specified milestone event with respect to a Licensed Compound.  Such milestone payment shall not be refundable or returnable in any event, nor shall it be creditable against royalties or other payments.  For clarity, each milestone shall be payable one-time only irrespective of the number of Licensed Compounds achieving any given milestone or number of indications developed.

Table 1

Milestone Event	Milestone Payment
NDA Filing	$	***
NDA Approval	$	***
MAA Filing	$	***
MAA Approval	$	***
JNDA Filing	$	***
JNDA Approval	$	***

8.3                             Royalty Payments.

8.3.1                          Pharmacopeia shall pay to BMS the following royalty payments on the total aggregate annual Net Sales in the Territory of all Licensed Products in a particular Calendar Year by Pharmacopeia, its Affiliates, and Sublicensees in the Territory:

Aggregate Annual Worldwide Net Sales of All Licensed Products in a Calendar Year	Royalty Rate
Up to $***	***	%
More than $***, but less than $***	***	%
More than $***, but less than $***	***	%
More than $***	***	%

By way of example, in a given Calendar Year, if the aggregate annual worldwide Net Sales for all Licensed Products is $750 million, the following royalty payment would be payable under this Section 8.3.1: ***.

8.3.2                          Sales-Based Milestones.  In addition to the Development Milestones and royalties described above, Pharmacopeia will pay to BMS sales-based milestones for each Calendar Year that the worldwide annual Net Sales of Products reach the milestones described in the table below.

Net Sales Milestone		Milestone Fee
$	***	$	***
$	***	$	***

For clarity, if a Licensed Product has worldwide annual Net Sales of $*** in a given Calendar Year, *** described above ***.  Such milestone fee shall be separately itemized and paid with the royalty payment made after the Calendar Quarter in which such milestone occurs.

8.3.3                          Royalty Term.  Royalties shall be payable on a *** of (i) *** or (ii) the *** or (iii) the ***.

8.3.4                          Generic Product Competition.  The royalty rates set forth above in Section 8.3.1 shall be ***.  “Generic Product” means any pharmaceutical product containing an active pharmaceutical ingredient that is the same as a Licensed Product

8.3.5                          Third Party Royalty Payments.  If Pharmacopeia or its Sublicensee, in its reasonable judgment, is ***.  Prior to Pharmacopeia or its Sublicensee exercising its *** under this Section 8.3.5, Pharmacopeia shall provide BMS with ***.  The Parties shall discuss the best course of action to resolve such potential ***, provided that such discussions shall not limit or delay Pharmacopeia’s or its Sublicensee’s right to ***.

Except as set forth above, Pharmacopeia shall be ***.

8.3.6                          Royalty Conditions.  The royalties under Section 8.3.1 shall be subject to the following conditions:

(a)                              that only one royalty shall be due with respect to the same unit of Licensed Product;

(b)                             that no royalties shall be due upon the sale or other transfer among Pharmacopeia, its Affiliates, or Sublicensees, but in such cases the royalty shall be due and calculated upon Pharmacopeia’s or its Affiliate’s or Sublicensee’s Net Sales of Licensed Product to the first independent Third Party; and

(c)                              no royalties shall accrue on the disposition of Licensed Product in reasonable quantities by Pharmacopeia, its Affiliates or Sublicensees as part of an expanded access program, as bona fide samples, as part of Phase 4 Trials or as donations to non-profit institutions or government agencies for non-commercial purposes, provided, in each case, that neither Pharmacopeia, its Affiliate or Sublicensees receives any payment for such Licensed Product.

8.4                             Manner of Payment.  All payments to be made by Pharmacopeia hereunder shall be made in Dollars by wire transfer of immediately available funds to such United States bank account as shall be designated by BMS.  Late payments shall bear interest at the rate provided in Section 8.9.

8.5                             Sales Reports and Royalty Payments.  After the First Commercial Sale of a Licensed Product and during the term of this Agreement, Pharmacopeia shall furnish to BMS a written report, within *** (***) days after the end of each *** (or portion thereof, if this Agreement terminates during a ***), showing the amount of royalty due for such *** (or portion thereof).  Royalty payments for each *** shall be due at the same time as such written report for the ***.  With each *** payment, Pharmacopeia shall deliver to BMS a full and accurate accounting to include at least the following information:

(a)                                    the quantity of each Licensed Product sold (by country) by Pharmacopeia, its Affiliates, and Sublicensees;

(b)                                   the calculation of Net Sales from such gross sales (by country);

(c)                                    the royalties payable in Dollars which shall have accrued hereunder in respect of such Net Sales;

(d)                                   withholding taxes, if any, required by applicable Law to be deducted in respect of such royalties; and

(e)                                    the dates of the First Commercial Sales of Licensed Products in any country during the reporting period.

If no royalty or payment is due for any royalty period hereunder, Pharmacopeia shall so report.

8.6                             Sales Record Audit.  Pharmacopeia shall keep, and shall cause each of its Affiliates, and Sublicensees, if any, to keep, full and accurate books of accounting in accordance with GAAP as may be reasonably necessary for the purpose of calculating the royalties payable to BMS.  Such books of accounting (including, without limitation, those of Pharmacopeia’s Affiliates, and Sublicensees, if any) shall be kept at their principal place of business and, with all necessary supporting data, shall during all reasonable times for the *** (***) years next following the end of the Calendar Year to which each shall pertain, be open for inspection at reasonable times upon written notice by BMS and at BMS’ sole cost, no more than once per year, by an independent certified accountant selected by BMS as to which Pharmacopeia has no reasonable objection, for the purpose of verifying royalty statements for compliance with this Agreement.  Such accountant must have agreed in writing to maintain all information learned in confidence, except as necessary to disclose to BMS such compliance or noncompliance by Pharmacopeia.  The results of each inspection, if any, shall be ***.  BMS shall pay for such inspections, except that in the event there is any ***.  Any underpayments shall be paid by Pharmacopeia within ten (10) Business Days of notification of the results of such inspection.  Any overpayments shall be fully creditable against amounts payable in subsequent payment periods or, if no such amounts become payable within ninety (90) days after notification of such results, shall be refunded.

8.7                             Currency Exchange. With respect to Net Sales invoiced in Dollars, the Net Sales and the amounts due to BMS hereunder shall be expressed in Dollars.  With respect to Net Sales invoiced in a currency other than Dollars, the Net Sales shall be expressed in the domestic currency of the entity making the sale, together with the Dollar equivalent, calculated using the arithmetic average of the spot rates on the close of business on the last Business Day of each month of the Calendar Quarter in which the Net Sales were made.  The “closing mid-point rates” found in the “dollar spot forward against the dollar” table published by The Financial Times or any other publication as agreed to by the Parties shall be used as the source of spot rates to calculate the average as defined in the preceding sentence.  All payments shall be made in Dollars.

8.8                             Tax Withholding.  In the event that any withholding taxes or similar charges are levied or assessed by any taxing authority in the Territory with respect to payments made by Pharmacopeia to BMS under this Agreement, Pharmacopeia shall pay such taxes or similar charges to the proper taxing authority.  Pharmacopeia may deduct the amount of such taxes or similar charges paid by Pharmacopeia to such taxing authority from the applicable royalties or other payment otherwise payable to BMS, subject to the following.  Pharmacopeia shall promptly provide BMS with evidence of such tax payment obligation together with an original receipt for such tax payments (or a certified copy, if the original is not available) and other documentation as BMS reasonably determines is required for the purpose of BMS’ tax returns.  Pharmacopeia, its Affiliates and Sublicensees shall cooperate with BMS to enable the claiming of a reduction or exemption from withholding taxes on payments under any applicable convention on the avoidance of double taxation or similar agreement in force and shall provide to BMS proper evidence of payments of withholding tax and assist BMS by obtaining or providing in as far as possible the required documentation for the purpose of BMS’ tax returns.  Pharmacopeia’s obligation vis-à-vis the tax authorities shall remain unaffected by the provisions of this Section.

8.9                           Interest Due.  Without limiting any other rights or remedies available to BMS, Pharmacopeia shall pay BMS interest on any payments that are not paid on or before the date thirty (30) days after the date such payments are due under this Agreement at a rate of *** per month or the maximum applicable legal rate, if less, calculated on the total number of days payment is delinquent.

8.10                     Additional Payments Based on ***.  In addition to the above milestone and royalty payments, and subject to the *** (as defined below), Pharmacopeia shall pay to BMS ***.  For clarification, with respect to ***, in the event that *** (as hereafter defined).

Such ***.  Such *** to BMS shall be due within thirty (30) days following ***.  Notwithstanding the foregoing, the total amount of all ***.

For purposes of this Section 8.10, “***” means ***, but does not include (i) ***, (ii) ***, or (iii) ***.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES; DISCLAIMER;
LIMITATION OF LIABILITY

9.1                           Mutual Representations and Warranties.  Each Party represents and warrants to the other Party that (i) it has all requisite corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement, (ii) execution of this Agreement and the performance by such Party of its obligations hereunder have been duly authorized, (iii) this Agreement is legally binding and enforceable on such Party in accordance with its terms, and (iv) the performance of this Agreement by it does not create a material breach or material default under any other agreement to which it is a Party.

9.2                           Representations and Warranties of BMS.

9.2.1                          BMS represents and warrants to Pharmacopeia that as of the Effective Date, to the actual knowledge of BMS: (i) there is no pending litigation which alleges, or any written communication alleging, that BMS’ activities with respect to the BMS Patent Rights or the Licensed Compounds have infringed or misappropriated any of the intellectual property rights of any Third Party, and (ii) all fees (including legal fees) required to be paid by BMS in order to maintain the BMS Patent Rights have been paid to date.

9.2.2                          BMS represents and warrants that it has not previously assigned, transferred, conveyed or licensed (or granted an option to assign, transfer, convey or license) its right, title and interest in the BMS Patent Rights or the BMS Know-How.

9.2.3                          BMS represents and warrants to Pharmacopeia that as of the Effective Date, to the actual knowledge of its in-house patent counsel, other than the BMS Patent Rights, BMS does not Control any Patent that is reasonably necessary for the Development or Commercialization of any Listed Compound and that Covers (i) the composition of matter of any Listed Compound, or (ii) a method of manufacture or use of any Listed Compound; provided that if any such Patents are identified, such Patents will be deemed to be BMS Other Patent Rights and subject to the licenses granted to Pharmacopeia pursuant to Section 2.2.

9.2.4                          BMS represents and warrants to Pharmacopeia that, to its actual knowledge, and without further inquiry, with respect to any and all INDs filed by or on behalf of BMS involving BMS564929 Compound, (i) all such INDs were timely filed and have not been withdrawn; (ii) other than the outstanding toxicology reports BMS has timely filed all responses to the appropriate Regulatory Authority with respect thereto (including any required Annual Reports); and (iii) there are no outstanding objections, rejections, warning letters or other enforcement or penalty actions pending or threatened with respect thereto by any Regulatory Authority.

9.2.5                          ***.

9.2.6                          BMS represents and warrants to Pharmacopeia that, to its actual knowledge, there are no Patents Controlled by BMS as of the Effective Date that, if licensed to Pharmacopeia pursuant to Section 2.8(b) would incur any obligation (including but not limited to a cash payment obligation) by BMS to a Third Party.

9.3                             Representations and Warranties of Pharmacopeia.  Pharmacopeia represents, warrants and covenants that (i) all of its activities related to its use of the BMS Patent Rights , BMS Other Patent Rights and BMS Know-How, and the Development and Commercialization of the Licensed Compounds and Licensed Products, pursuant to this Agreement shall comply with all applicable legal and regulatory requirements and (ii) it shall not knowingly engage in any activities (A) that use the BMS Patent Rights, BMS Other Patent Rights and/or BMS Know-How in a manner that is outside the scope of the license rights granted to it hereunder or (B) that infringe the intellectual property rights of any Third Party.  Pharmacopeia further represents and warrants to BMS that, to its actual knowledge, there are no Patents Controlled by Pharmacopeia as of the Effective Date that, if licensed to BMS pursuant to Section 2.8(a) would incur any obligation (including but not limited to a cash payment obligation) by Pharmacopeia to a Third Party.

9.4                             Disclaimer.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY PATENT RIGHTS, CONFIDENTIAL INFORMATION OR KNOW-HOW OF SUCH PARTY OR ANY LICENSE GRANTED BY SUCH PARTY HEREUNDER, OR WITH RESPECT TO ANY COMPOUNDS, INCLUDING BUT NOT LIMITED TO THE TRANSFERRED MATERIALS, OR PRODUCTS.  FURTHERMORE, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER MAKES ANY REPRESENTATIONS OR WARRANTIES THAT ANY PATENT, PATENT APPLICATION, OR OTHER PROPRIETARY RIGHTS INCLUDED IN PATENT RIGHTS, CONFIDENTIAL INFORMATION OR KNOW-HOW LICENSED BY SUCH PARTY TO THE OTHER PARTY HEREUNDER ARE VALID OR ENFORCEABLE OR THAT USE OF SUCH PATENT RIGHTS, CONFIDENTIAL INFORMATION OR KNOW-HOW CONTEMPLATED HEREUNDER DOES NOT INFRINGE ANY PATENT RIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

9.5                             Limitation of Liability.  NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT, WHETHER UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE, MULTIPLE, OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, CONSEQUENTIAL DAMAGES CONSISTING OF LOST PROFITS, LOSS OF USE, DAMAGE TO GOODWILL, OR LOSS OF BUSINESS) AND, IN ANY CASE, BMS SHALL NOT BE LIABLE IN AN AMOUNT

GREATER THAN THE AMOUNTS PAID BY PHARMACOPEIA TO BMS UNDER ARTICLE 8 OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT APPLY TO ANY BREACH BY PHARMACOPEIA OF THE LICENSES GRANTED TO IT UNDER THIS AGREEMENT THAT IS AN INFRINGEMENT OF BMS PATENT RIGHTS NOT INCLUDED IN THE PATENT RIGHTS LICENSED TO PHARMACOPEIA HEREUNDER, OR ANY BREACH BY EITHER PARTY OF ARTICLE 11 HEREOF.

ARTICLE 10

PATENT MAINTENANCE; INFRINGEMENT; EXTENSIONS

10.1               Ownership of Inventions.  Inventorship of inventions conceived or reduced to practice in the course of activities performed under or contemplated by this Agreement shall be determined by application of United States patent Laws pertaining to inventorship.  If such an invention is solely invented by an employee, consultant or contractor of a Party, such invention shall be owned by such Party, and any patent filed claiming such solely owned invention shall also be owned by such Party.  If such inventions are jointly invented by one or more employees, consultants or contractors of each Party, such inventions shall be jointly owned (“Joint Invention”), and if one or more claims included in an issued patent or pending patent application which is filed in a patent office in the Territory claim such Joint Invention, such claims shall be jointly owned (“Joint Patent Rights”).  Subject to Section 5.6 with respect to contractors, each Party shall enter into binding agreements obligating all employees, consultants and contractors performing activities under or contemplated by this Agreement, including activities related to the BMS Patent Rights, Licensed Compounds or Licensed Products, to assign his/her interest in any invention conceived or reduced to practice in the course of such activities to the Party for which such employee, consultant or contractor is providing its services. This Agreement shall be understood to be a joint research agreement in accordance with 35 U.S.C. § 103(c)(3) with respect to the  development of Licensed Compounds and Licensed Products.  The filing, prosecution, maintenance and enforcement of Joint Patent Rights shall be handled in accordance with this Article 10 to the extent such Joint Patent Rights Cover a Pharmacopeia Excluded Compound.  For purposes of clarity, BMS shall be solely responsible, in its sole discretion, for the filing, prosecution, maintenance and enforcement of any Joint Patent Rights which Cover a BMS Excluded Compound, and, as further set forth in Section 10.4.2, for all BMS Other Patent Rights.  The Parties will confer regarding the filing, prosecution, maintenance and enforcement of any Joint Patent Rights which Cover neither a BMS Excluded Compound nor a Pharmacopeia Excluded Compound, or which Cover both a BMS Excluded Compound and a Pharmacopeia Excluded Compound, provided that, to the extent reasonably feasible, the Parties will endeavor (such as through the filing of divisional applications) to Cover BMS Excluded Compounds and Pharmacopeia Excluded Compounds in separate applications within the Joint Patent Rights.

10.2                       Filing, Prosecution and Maintenance of BMS Patent Rights.  Pharmacopeia shall be responsible, using outside patent counsel selected by Pharmacopeia and acceptable to BMS, such acceptance not to be unreasonably withheld, for the preparation, prosecution (including, without limitation, any interferences, reissue proceedings and reexaminations) and maintenance of BMS Patent Rights.  Promptly following the Effective Date, the Parties shall cooperate to expeditiously transfer such responsibility for the further preparation, prosecution and maintenance of BMS Patent Rights to such outside patent counsel.  Pharmacopeia shall be responsible for all costs incurred by Pharmacopeia (including outside counsel fees) with respect to the preparation, prosecution and maintenance of BMS Patent Rights so long as Pharmacopeia remains responsible for such preparation, prosecution and maintenance.  Upon request by BMS, Pharmacopeia (or its patent counsel) shall provide BMS with an update of the filing, prosecution and maintenance status for each of the BMS Patent Rights for which Pharmacopeia has responsibility.  Each Party shall reasonably consult with and cooperate with the other Party with respect to the preparation, prosecution and maintenance of the BMS Patent Rights reasonably prior to any deadline or action with the U.S. Patent & Trademark Office or any foreign patent office, and Pharmacopeia (or its patent counsel) shall furnish to BMS copies of any such relevant documents reasonably in advance of such consultation.  Pharmacopeia (or its patent counsel) shall provide to BMS copies of any papers relating to the filing, prosecution or maintenance of the BMS Patent Rights for which Pharmacopeia has responsibility promptly upon their being filed or received.  Pharmacopeia shall not knowingly take any action during prosecution and maintenance of the BMS Patent Rights for which Pharmacopeia has responsibility that would materially adversely affect them (including any reduction in claim scope), without BMS’ prior consent, such consent not to be unreasonably withheld, conditioned or delayed.

10.3                       Patent Abandonment.

10.3.1                    Generally.  In no event will Pharmacopeia knowingly permit any of the BMS Patent Rights for which it has responsibility to be abandoned in any country in the Territory, or elect not to file a new patent application claiming priority to a patent application within the BMS Patent Rights either before such patent application’s issuance or within the time period required for the filing of an international (i.e., Patent Cooperation Treaty), regional (including European Patent Office) or national application, without BMS first being given an opportunity to assume full responsibility for the continued prosecution and maintenance of such BMS Patent Rights, or the filing of such new patent application.  Accordingly, Pharmacopeia (or its patent counsel) shall provide BMS with notice of the allowance and expected issuance date of any patent within the BMS Patent Rights, or any of the aforementioned filing deadlines, and BMS shall provide Pharmacopeia with prompt notice as to whether BMS desires Pharmacopeia to file such new patent application.  In the event that Pharmacopeia decides either (i) not to continue the prosecution or maintenance of a patent application or patent within BMS Patent Rights in any country or (ii) not to file such new patent application requested to be filed by BMS, Pharmacopeia shall provide BMS with notice of this decision at least sixty (60) days prior to any pending lapse or abandonment thereof.

10.3.2                    BMS Option to Assume Responsibility.  Upon the delivery by Pharmacopeia of a notice that it intends to abandon patent rights within the BMS Patent Rights as provided in Section 10.3.1, BMS shall thereupon have the right, but not the obligation, to assume responsibility for all reasonably documented external costs thereafter incurred associated with the filing and/or further prosecution and maintenance of such patents and patent applications, on a patent-by-patent and country-by-country basis.  The outside patent counsel selected by Pharmacopeia shall proceed with such filing and/or further prosecution and maintenance promptly upon receipt of written notice from BMS of its election to assume such responsibility, with such filing to occur prior to the issuance of the patent to which the application claims priority or expiration of the applicable filing deadline, as set forth above.  In the event that BMS assumes such responsibility for such filing, prosecution and maintenance costs, upon the reasonable request by BMS, Pharmacopeia shall transfer the responsibility for such filing, prosecution and maintenance of such patent applications and patents to BMS’ in-house patent counsel or outside patent counsel selected by BMS, provided that Pharmacopeia shall (i) provide sufficient written notice to BMS of any such election such that the relevant transfer shall not prejudice the filing, prosecution and/or maintenance of patent rights (where possible, such notice shall be provided at least sixty (60) days prior to any pending lapse or abandonment thereof); (ii) transfer or cause to be transferred to BMS or its patent counsel the complete prosecution file for the relevant patents and patent applications, including all correspondence and filings with patent authorities with respect thereto; and (iii) at the reasonable request of BMS and without demanding any further consideration therefore, do all things necessary, proper or advisable, including without limitation the execution, acknowledgment and recordation of specific assignments, oaths, declarations and other documents on a country-by-country basis, to assist BMS in obtaining, perfecting, sustaining and/or enforcing such patent(s).  Such patent applications and patents shall otherwise continue to be subject to all of the terms and conditions of the Agreement in the same way as the other BMS Patent Rights, as applicable; provided, that, BMS may, at its sole option and discretion, abandon all or part of such BMS Patent Rights without further notice or liability to Pharmacopeia.

10.3.3                    Pharmacopeia Responsibility for Patent Costs.

Pharmacopeia shall remain responsible for all costs incurred after the Effective Date with respect to preparation, prosecution and maintenance of the BMS Patent Rights for which it is responsible.

10.4                       Enforcement of BMS Patent Rights Against Infringers.

10.4.1                   Enforcement by Pharmacopeia.

(a)                                   In the event that BMS or Pharmacopeia becomes aware of a suspected infringement of any BMS Patent Right exclusively licensed to Pharmacopeia under this Agreement, such Party shall notify the other Party promptly, and following such notification, the Parties shall confer.  Pharmacopeia shall have the right, but shall not be obligated, to bring an infringement action with respect to such infringement in the Field at its own expense, in its own name and entirely under its own direction and control, subject to the following.  BMS shall reasonably assist Pharmacopeia (at Pharmacopeia’s expense) in any action or proceeding being prosecuted if so requested, and shall lend its name to and join as a nominal party in such actions or proceedings if reasonably requested by Pharmacopeia or required by applicable Laws.  BMS shall have the right to participate and be represented in any such suit by its own counsel at its own expense.  No settlement of any such action or proceeding which restricts the scope, or adversely affects the enforceability, of a BMS Patent Right may be entered into by Pharmacopeia without the prior written consent of BMS, which consent shall not be unreasonably withheld, delayed or conditioned.  For an infringement of the BMS Patent Rights that is outside the Field, the Parties will meet to discuss which Party should take the lead in enforcing the BMS Patent Rights against such alleged infringer, and pending agreement of the Parties with respect to the Party bearing responsibility for the enforcement of such BMS Patent Rights, such enforcement shall be pursued in accordance with the terms of this Section 10.4.

(b)                                  BMS shall have the right at its discretion to grant to Pharmacopeia such rights (including assignment of the applicable BMS Patent Rights) as may be necessary for Pharmacopeia to exercise its rights under this Section 10.4 (including defending or enforcing any BMS Patent Rights) without BMS’ involvement.  In the event of such grant of rights (including assignment) with respect to any BMS Patent Rights, such BMS Patent Rights shall continue to be treated as BMS Patent Rights and shall otherwise continue to be subject to all of the terms and conditions of the Agreement in the same way as the other applicable BMS Patent Rights.  For purposes of clarity, election or non-election by BMS to grant or assign rights to Pharmacopeia under this Section 10.4.1(b) shall not limit BMS’ obligations under Section 10.4.1(a) to reasonably assist Pharmacopeia in any action or proceeding, or to join in such action or proceeding upon request by Pharmacopeia if such joinder is necessary under applicable Laws for Pharmacopeia to exercise its rights under this Section 10.4.

10.4.2                   Enforcement by BMS.  If Pharmacopeia elects not to bring any action for infringement described in Section 10.4.1 and so notifies BMS, or if the Parties agree that BMS should enforce the BMS Patent Rights against an alleged infringer, then BMS may bring such action at its own expense, in its own name and entirely under its own direction and control, subject to the following.  Pharmacopeia shall reasonably assist BMS (at BMS’ expense) in any action or proceeding being prosecuted if so requested, and shall lend its name to such actions or proceedings if requested by BMS or required by applicable Laws.  Pharmacopeia shall have the right to participate and be represented in any such suit by its own counsel at its own expense.  No settlement of any such action or proceeding which restricts the scope, or adversely affects the enforceability, of a BMS Patent Right may be entered into by

BMS without the prior written consent of Pharmacopeia, which consent shall not be unreasonably withheld, delayed or conditioned.  BMS will have the sole right, in it sole discretion, to enforce the BMS Other Patent Rights.

10.4.3                   Withdrawal.  If either Party brings an action or proceeding under this Section 10.4 and subsequently ceases to pursue or withdraws from such action or proceeding, it shall promptly notify the other Party and the other Party may substitute itself for the withdrawing Party under the terms of this Section 10.4.

10.4.4                   Damages.  In the event that either Party exercises the rights conferred in this Section 10.4 and recovers any damages or other sums in such action, suit or proceeding or in settlement thereof, such damages or other sums recovered shall ***.  If such recovery is insufficient to ***.  If after such *** any funds shall remain from such damages or other sums recovered, such funds shall be *** under this Section 10.4; provided, however, that if ***.

10.5                       Patent Term Extension.  BMS and Pharmacopeia shall each cooperate with one another and shall use commercially reasonable efforts in obtaining patent term extension (including without limitation, any pediatric exclusivity extensions as may be available) or supplemental protection certificates or their equivalents in any country with respect to patent rights covering the Licensed Products.  If elections with respect to obtaining such patent term extensions are to be made, Pharmacopeia shall have the right to make the election to seek patent term extension or supplemental protection of a BMS Patent Right, provided that such election will be made so as to maximize the period of marketing exclusivity for the Licensed Product.  For such purpose, for all Approvals Pharmacopeia shall provide BMS with written notice of any expected Approval at least thirty (30) days prior to the expected date of Approval, as well as notice within five (5) business days of receiving each Approval confirming the date of such Approval.  Notification of the receipt of an Approval shall be in accordance with Section 15.2 except that the notification shall be sent to:

Bristol-Myers Squibb Company
***

10.6                       Data Exclusivity and Orange Book Listings.

10.6.1                    With respect to data exclusivity periods (such as those periods listed in the FDA’s Orange Book (including without limitation any available pediatric extensions) or periods under national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83, as amended, and all international equivalents), Pharmacopeia shall use commercially reasonable efforts consistent with its obligations under applicable Law to seek, maintain and enforce all such data exclusivity periods available for the Licensed Products.  With respect to filings in the FDA Orange Book (and foreign equivalents) for issued patents for a Licensed Product, Pharmacopeia shall, consistent with its obligations under applicable Law, list in a timely manner and maintain all applicable BMS Patent Rights and other patents Controlled by Pharmacopeia required to be filed by it, or that it is permitted to file, under applicable Law.  At least *** (***) days prior to an anticipated deadline for the filing of patent listing information for BMS Patent Rights, Pharmacopeia will consult with BMS regarding the content of such filing.  In the event of a dispute between the Parties as to whether a BMS Patent Right or BMS Other Patent Right can be filed and/or the content of such filing, the Parties will take expedited steps to resolve the dispute as promptly as possible, including seeking advice of an independent legal counsel to guide their decision.  BMS shall use commercially reasonable efforts consistent with its obligations under applicable Law, including to provide reasonable cooperation to Pharmacopeia in filing and maintaining such Orange Book (and foreign equivalent) listings.

10.6.2                    Without limiting the foregoing, BMS shall have the right at its discretion to grant to Pharmacopeia such rights (including assignment of the applicable BMS Patent Rights) as may be necessary for Pharmacopeia to exercise its rights under this Section 10.6 (including seeking, maintaining and enforcing all data exclusivity periods) without BMS’ involvement.  In the event of such grant of rights (including assignment) with respect to any BMS Patent Rights, such BMS Patent Rights shall continue to be treated as BMS Patent Rights and shall otherwise continue to be subject to all of the terms and conditions of the Agreement in the same way as the other applicable BMS Patent Rights.  For purposes of clarity, election by BMS to grant or assign rights to Pharmacopeia under this Section 10.6.2 shall not limit BMS’ obligation under Section 10.6.1 to provide reasonable cooperation to Pharmacopeia to the extent such cooperation is reasonably necessary for Pharmacopeia in filing and maintaining such Orange Book (and foreign equivalent) listings.

10.7                       Notification of Patent Certification.  Each Party shall notify and provide the other Party with copies of any allegations of alleged patent invalidity, unenforceability or non-infringement of a BMS Patent Right or BMS Other Patent Right, as the case may be, pursuant to a Paragraph IV Patent Certification by a Third Party filing an Abbreviated New Drug Application, an application under §505(b)(2) or other similar patent certification by a Third Party, and any foreign equivalent thereof.  Such notification and copies shall be provided to the other Party within *** (***) days after such Party receives such certification, and shall be sent to the address set forth in Section 10.5 in the case of notifications to BMS or the address set forth in Section 15.2 in the case of notifications to Pharmacopeia.  In addition, upon request by BMS, Pharmacopeia shall provide reasonable assistance and cooperation (including, without limitation, making available to BMS documents possessed by Pharmacopeia that are reasonably required by BMS and making available personnel for interviews and testimony) in any actions reasonably undertaken by BMS to contest any such patent certification.

10.8                       Limitation on Patent Actions.  Neither Party shall be required to take any action pursuant to Sections 10.4, 10.5, 10.6 or 10.7 that such Party reasonably determines in its sole judgment and discretion conflicts with or violates any court or government order or decree that such Party is then subject to or otherwise may create legal liability on the part of such Party.

ARTICLE 11

NONDISCLOSURE OF CONFIDENTIAL INFORMATION

11.1                       Nondisclosure.  Each Party agrees that, for so long as this Agreement is in effect and for a period of *** (***) years thereafter, a Party (the “Receiving Party”) receiving or possessing Confidential Information of the other Party (the “Disclosing Party”) (or that has received any such Confidential Information from the other Party prior to the Effective Date) shall (i) maintain in confidence such Confidential Information using not less than the efforts such Receiving Party uses to maintain in confidence its own proprietary industrial information of similar kind and value, (ii) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted below, and (iii) not use such Confidential Information for any purpose except those permitted by this Agreement (it being understood that this clause (iii) shall not create or imply any rights or licenses not expressly granted under Article 2 hereof).

11.1.1                    Confidentiality of BMS Know-How for Disclosure Purposes.  During such time as the license to the BMS Know-How granted under Section 2.1.1 is in effect, solely for disclosure purposes to Third Parties, the BMS Know-How shall be deemed to be Confidential Information of both BMS and Pharmacopeia under Article 11, both BMS and Pharmacopeia shall be deemed to be a Disclosing Party of the BMS Know-How under Article 11, and BMS and its Affiliates shall be deemed not to have known such BMS Know-How prior to disclosure for the purposes of Section 11.1.2(b).  Other than for disclosure purposes to Third Parties, the BMS Know-How shall solely be the Confidential Information of BMS.

11.1.2                                Exceptions.  The obligations in Section 11.1 shall not apply with respect to any portion of the Confidential Information that the Receiving Party can show by competent proof:

(a)                                    is publicly disclosed by the Disclosing Party, either before or after it is disclosed to the Receiving Party hereunder; or

(b)                                   was known to the Receiving Party or any of its Affiliates, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by the Disclosing Party; or

(c)                                    is subsequently disclosed to the Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without any obligation to keep it confidential or any restriction on its use; or

(d)                                   is published by a Third Party or otherwise becomes publicly available or enters the public domain, either before or after it is disclosed to the Receiving Party; or

(e)                                    has been independently developed after disclosure by the Disclosing Party by employees or contractors of the Receiving Party or any of its Affiliates without the aid, application or use of Confidential Information of the Disclosing Party.

11.2                       Authorized Disclosure.  The Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances:

(a)                              filing or prosecuting patents;

(b)                             regulatory filings;

(c)                              prosecuting or defending litigation;

(d)                             subject to Section 11.4, complying with applicable governmental Laws and regulations (including, without limitation, the rules and regulations of the Securities and Exchange Commission or any national securities exchange) and with judicial process, if in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance; and

(e)                              disclosure (i) in connection with the performance of this Agreement and solely on a “need to know basis”, to Affiliates; potential or actual collaborators (including potential Sublicensees); or employees, contractors, or agents; or (ii) solely on a “need to know basis” to potential or actual investment bankers, investors, lenders, or acquirers; each of whom in the case of clause (i) or (ii) prior to disclosure must be bound by written obligations of confidentiality and non-use no less restrictive than the obligations set forth in this Article 11; provided, however, that the Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information pursuant to this Article 11 to treat such Confidential Information as required under this Article 11.  Notwithstanding anything in this Agreement to the contrary, Pharmacopeia may, in its sole discretion, disclose summaries of data or Confidential Information generated by Pharmacopeia in connection with the performance of this Agreement in non-confidential corporate presentations.

If and whenever any Confidential Information is disclosed in accordance with this Section 11.2, such disclosure shall not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (otherwise than by breach of this Agreement).  Where reasonably possible and subject to Section 11.4, the Receiving Party shall notify the Disclosing Party of the Receiving Party’s intent to make such disclosure pursuant to paragraphs (a) through (d) of this Section 11.2 sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information.

11.3                       Terms of this Agreement.  The Parties acknowledge that the terms of this Agreement shall be treated as Confidential Information of both Parties.

11.4                       Securities Filings.  In the event either Party proposes to file with the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction a registration statement or any other disclosure document which describes or refers to this Agreement under the Securities Act of 1933, as amended, the Securities Exchange Act, of 1934, as amended, or any other applicable Laws, the Party shall notify the other Party of such intention and shall provide such other Party with a copy of relevant portions of the proposed filing not less than *** (***) business days prior to such filing (and any revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), including any exhibits thereto relating to this Agreement, and shall use reasonable efforts to obtain confidential treatment of any information concerning this Agreement that such other Party requests be kept confidential, and shall only disclose Confidential Information which it is advised by counsel is legally required to be disclosed.  No such notice shall be required under this Section 11.4 if the substance of the description of or reference to this Agreement contained in the proposed filing has been included in any previous filing made by the other Party hereunder or otherwise approved by the other Party.

11.5                       Publication.

11.5.1                                Publication by BMS.  BMS may publish or present data and/or results relating to a Licensed Compound or Licensed Product in scientific journals and/or at scientific conferences, subject to the prior review and comment by Pharmacopeia as follows.  BMS shall provide Pharmacopeia with the opportunity to review any proposed abstract, manuscript or presentation which discloses information relating to a Licensed Compound or Licensed Product by delivering a copy thereof to Pharmacopeia no less than *** (***) days before its intended submission for publication or presentation.  Pharmacopeia shall have *** (***) days from its receipt of any such abstract, manuscript or presentation in which to notify BMS in writing of any specific objections to the disclosure.  In the event Pharmacopeia objects to the disclosure in writing within such *** (***) day period, BMS agrees not to submit the publication or abstract or make the presentation containing the objected-to information until the Parties have agreed to the content of the proposed disclosure, and BMS shall delete from the proposed disclosure any Pharmacopeia Confidential Information or BMS Know-How or the identity of any Licensed Compound or Licensed Product, upon reasonable request by Pharmacopeia.  Once any such abstract or manuscript is accepted for publication, BMS will provide Pharmacopeia with a copy of the final version of the manuscript or abstract.  For clarification, this Section 11.5.1 shall not limit or restrict BMS’ ability to publish or present publicly information on compounds which are not Licensed Compounds or Licensed Products, provided such publication or presentation does not contain Pharmacopeia Confidential Information (including BMS Know-How) or identify any Licensed Compound or Licensed Product.  Notwithstanding the foregoing or any other provision of this Agreement (including but not limited to Article 11), BMS shall have the right at its sole discretion to publish or otherwise publicly disclose any licensed BMS Know-How at any time after the second anniversary of the Effective Date.

11.5.2                              Publication by Pharmacopeia.  Pharmacopeia may publish or present data and/or results relating to a Licensed Compound or Licensed Product in scientific journals and/or at scientific conferences, subject to the prior review and comment by BMS as follows.  Pharmacopeia shall provide BMS with the opportunity to review any proposed abstract, manuscript or presentation which discloses information relating to a Licensed Compound or Licensed Product by delivering a copy thereof to BMS no less than *** (***) days before its intended submission for publication or presentation.  BMS shall have *** (***) days from its receipt of any such abstract, manuscript or presentation in which to notify Pharmacopeia in writing of any specific objections to the disclosure, such objections to be limited to matters involving the disclosure of BMS Confidential Information, or a good faith and documented concern by BMS that such publication would otherwise result in material commercial harm to BMS.  In the event BMS objects to the disclosure in writing within such *** (***) day period, Pharmacopeia agrees not to submit the publication or abstract or make the presentation containing the objected-to information until the Parties have agreed to the content of the proposed disclosure, and Pharmacopeia shall delete from the proposed disclosure any BMS Confidential Information upon the reasonable request by BMS.  The Parties agree to take all reasonable steps to address and resolve a notice of objection by BMS within *** (***) days of receipt of such notice.  Once any such abstract or manuscript is accepted for publication, Pharmacopeia will provide BMS with a copy of the final version of the manuscript or abstract.

ARTICLE 12

INDEMNITY

12.1                           Pharmacopeia Indemnity.  Pharmacopeia shall indemnify, defend and hold harmless BMS and its Affiliates, and their respective officers, directors, employees, agents, licensors, and their respective successors, heirs and assigns and representatives, from and against any and all claims, damages, losses, suits, proceedings, liabilities, costs (including, without limitation, reasonable legal expenses, costs of litigation and reasonable attorney’s fees) or judgments, whether for money or equitable relief, of any kind, arising out of any claim, action, lawsuit or other proceeding brought by a Third Party (“Losses and Claims”) arising out of or relating, directly or indirectly, (i) to the research, Development, Commercialization (including, without limitation, promotion, advertising, offering for sale, sale or other disposition), transfer, importation or exportation, manufacture, labeling, handling or storage, or use of, or exposure to, any Licensed Compound and/or any Licensed Product by or for Pharmacopeia or any of its Affiliates, Sublicensees, agents and/or contractors, (ii) to Pharmacopeia’s (or its Affiliates’ and/or Sublicensees’) use and practice otherwise of the BMS Patent Rights and/or BMS Know-How, including, without limitation, claims based on (A) product liability, bodily injury, risk of bodily injury, death or property damage, (B) infringement or misappropriation of Third Party patents, copyrights, trademarks or other intellectual property rights, or (C) the failure to comply with applicable Laws related to the matters referred to in the foregoing clauses (i) and (ii) with respect to any Licensed Compound and/or any Licensed Product, or (iii) Pharmacopeia’s gross negligence, recklessness or willful misconduct or Pharmacopeia’s material breach of any representation or warranty set forth in this Agreement; except in any such case for Losses and Claims to the extent reasonably attributable to BMS having committed an act or acts of gross negligence, recklessness or willful misconduct or having materially breached any representation or warranty set forth in this Agreement.

12.2                           BMS Indemnity.  BMS shall indemnify, defend and hold harmless Pharmacopeia and its Affiliates, and their respective officers, directors, employees, agents, licensors, and their respective successors, heirs and assigns and representatives, from and against any and all Losses and Claims arising out of or relating, directly or indirectly to (i) BMS’ gross negligence, recklessness or willful misconduct; (ii) BMS’ material breach of any representation or warranty set forth in this Agreement; or (iii) products under development by BMS, alone or in collaboration with Third Parties, involving the BMS Patent

Rights or BMS Know-How, other than Licensed Products,  except in any such case for Losses and Claims to the extent reasonably attributable to Pharmacopeia having committed an act or acts of gross negligence, recklessness or willful misconduct or having materially breached any representation or warranty set forth in this Agreement.

12.3                           Indemnification Procedure.  A claim to which indemnification applies under Section 12.1 or Section 12.2 shall be referred to herein as an “Indemnification Claim”.  If any Person or Persons (collectively, the “Indemnitee”) intends to claim indemnification under this Article 12, the Indemnitee shall notify the other Party (the “Indemnitor”) in writing promptly upon becoming aware of any claim that may be an Indemnification Claim (it being understood and agreed, however, that the failure by an Indemnitee to give such notice shall not relieve the Indemnitor of its indemnification obligation under this Agreement except and only to the extent that the Indemnitor is actually prejudiced as a result of such failure to give notice).  The Indemnitor shall have the right to assume and control the defense of the Indemnification Claim at its own expense with counsel selected by the Indemnitor and reasonably acceptable to the Indemnitee, provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings.  If the Indemnitor does not assume the defense of the Indemnification Claim as aforesaid, the Indemnitee may defend the Indemnification Claim but shall have no obligation to do so.  The Indemnitee shall not settle or compromise the Indemnification Claim without the prior written consent of the Indemnitor, and the Indemnitor shall not settle or compromise the Indemnification Claim in any manner which would have an adverse effect on the Indemnitee’s interests (including without limitation any rights under this Agreement or the scope or enforceability of the BMS Patents Rights or BMS Know-How), without the prior written consent of the Indemnitee, which consent, in each case, shall not be unreasonably withheld or delayed.  The Indemnitee shall reasonably cooperate with the Indemnitor at the Indemnitor’s expense and shall make available to the Indemnitor all pertinent information under the control of the Indemnitee, which information shall be subject to Article 11.

12.4                           Insurance.  Pharmacopeia shall, beginning with the initiation of the first clinical trial for a Licensed Product, maintain at all times thereafter during the term of the Agreement, and until the later of (i) *** (***) years *** or (ii) the date that ***, comprehensive general liability insurance from a recognized, creditworthy insurance company, on a claims-made basis, with endorsements for contractual liability and product liability, and with coverage limits of not less than *** to the extent that the *** and *** thereafter.  The minimum level of insurance set forth herein shall not be construed to create a limit on Pharmacopeia’s liability hereunder.  Within ten (10) days following written request from BMS, Pharmacopeia shall furnish to BMS a certificate of insurance evidencing such coverage as of the date.  Pharmacopeia shall use commercially reasonable efforts to cause such certificate of insurance, as well as any certificates evidencing new coverages of Pharmacopeia, to include a provision whereby thirty (30) days’ written notice shall be received by BMS prior to coverage cancellation by either Pharmacopeia or the insurer and of any new coverage.  In the case of a cancellation of such coverage, Pharmacopeia shall promptly provide BMS with a new certificate of insurance evidencing that Pharmacopeia’s coverage meets the requirements in the first sentence of this Section.

ARTICLE 13

TERM AND TERMINATION

13.1                           Term.  This Agreement shall commence as of the Effective Date and, unless sooner terminated in accordance with the terms hereof or by mutual written consent, shall continue until Pharmacopeia no longer has an obligation to make any payments to BMS.

13.2                           Termination By BMS.

13.2.1                           Termination for Insolvency of Pharmacopeia.  BMS shall have the right to terminate this Agreement with respect to any or all licenses granted to Pharmacopeia pursuant to Article 2 of this Agreement, at BMS’ sole discretion, upon delivery of written notice to Pharmacopeia upon the filing by Pharmacopeia in any court or agency pursuant to any statute or regulation of the United States or any other jurisdiction a petition in bankruptcy or insolvency or for reorganization or similar arrangement for the benefit of creditors or for the appointment of a receiver or trustee of Pharmacopeia or its assets, or if Pharmacopeia is served with an involuntary petition against it in any insolvency proceeding, upon the ninety-first (91st) day after such service if such involuntary petition has not previously been stayed or dismissed, or upon the making by Pharmacopeia of an assignment of substantially all of its assets for the benefit of its creditors.

13.2.2                              Termination for Breach by Pharmacopeia.

(a)                                              Breach of this Agreement.  Subject to Section 13.2.3 below, BMS shall have the right to terminate this Agreement with respect to any or all licenses granted to Pharmacopeia pursuant to Article 2 of this Agreement, ***, upon delivery of written notice to Pharmacopeia in the event of any *** of this Agreement, provided that such breach has not been cured within ninety (90) days after written notice thereof is given by BMS to Pharmacopeia (the “Cure Period”) specifying the nature of the alleged breach, provided, however, that to the extent such *** involves the failure to make a payment when due, such breach must be cured within thirty (30) days after written notice thereof is given by BMS to Pharmacopeia.  Notwithstanding the foregoing, in the event a *** by Pharmacopeia (other than a breach that involves the failure to make a payment when due) cannot reasonably be cured within the ninety (90) day period after written notice thereof is given by BMS to Pharmacopeia, the Agreement shall continue and shall not be terminated for a period reasonably required by Pharmacopeia to cure such breach, so long as Pharmacopeia is undertaking in good faith the steps and following the timelines specified in writing by BMS to reasonably cure said breach. If, however, at any time after the initial ninety (90) day period Pharmacopeia ceases to use diligent efforts to take the agreed upon steps to cure the breach, BMS may terminate this Agreement immediately upon written notice to Pharmacopeia.

(b)                                             Breach of the Discovery Collaboration.

                                                            (i)                         Subject to Section 13.2.3 below, BMS shall have the right to terminate this Agreement with respect to any or all licenses granted to Pharmacopeia pursuant to Article 2 of this Agreement, at BMS’ sole discretion, upon thirty (30) days prior written notice to Pharmacopeia in the event BMS has previously delivered to Pharmacopeia final notice under Section 9.3 of the Discovery Collaboration of any material and uncured breach by Pharmacopeia of any terms and conditions of the Discovery Collaboration (such breach to be determined in accordance with the terms of the Discovery Collaboration).

                                                            (ii)                      Notwithstanding BMS’ right to terminate this Agreement pursuant to clause (i) above, in the event that Pharmacopeia reasonably believes that the alleged breach of the Discovery Collaboration is not curable, and Pharmacopeia desires to maintain the licenses granted hereunder, the Parties shall determine an *** hereunder.  The amount of ***.  In the event that the Parties are unable to ***.  BMS will *** is finally determined.

13.2.3                              Disputed Breach.  If Pharmacopeia disputes in good faith the existence or materiality of a breach specified in a notice provided by BMS pursuant to Section 13.2.2, and Pharmacopeia provides notice to BMS of such dispute within the applicable thirty (30) day or ninety (90) day period, BMS shall not have the right to terminate this Agreement unless and until the existence of such material breach or failure by Pharmacopeia has been determined in accordance with Section 14.2 and Pharmacopeia fails to cure such breach within *** (***) days following such determination (except to the extent such breach involves the failure to make a payment when due, which breach must be cured within *** (***) days following such determination).  It is understood and acknowledged that during the pendency of such a dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.  The Parties further agree that any payments that are made by one Party to the other Party pursuant to this Agreement pending resolution of the dispute shall be promptly refunded if an arbitrator or court determines pursuant to Section 14.2 that such payments are to be refunded by one Party to the other Party.

13.2.4                              BMS’ right to terminate the Agreement under this Section 13.2 shall be subject to Section 2.2(b)(vi).

13.3                           Termination by Pharmacopeia.

13.3.1                  Termination Without Cause.  At Pharmacopeia’s discretion, on a country-by-country and product-by-product basis (including, for example, all Licensed Compounds within specified BMS Patent Rights), effective upon *** (***) months prior written notice in the case where Approval has not been obtained for the applicable Licensed Product or upon *** (***) months prior written notice in the case where Approval has been obtained for the applicable Licensed Product, Pharmacopeia may terminate this Agreement for any reason; provided, however, that (i) no such *** and (ii) no such ***.

13.3.2                  Termination For Breach by BMS.  In addition, Pharmacopeia may terminate this Agreement in the event of material breach by BMS, provided that such breach has not been cured within ninety (90) days after written notice thereof is given by Pharmacopeia to BMS.  Notwithstanding the foregoing, if BMS disputes in good faith the existence or materiality of such breach and provides notice to Pharmacopeia of such dispute within such ninety (90) day period, Pharmacopeia shall not have the right to terminate this Agreement in accordance with this Section 13.3.2 unless and until it has been determined in accordance with Section 14.2 that this Agreement was materially breached by BMS and BMS fails to cure such breach within ninety (60) days following such determination.  It is understood and acknowledged that during the pendency of such a dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.  The Parties further agree that any payments that are made by one Party to the other Party pursuant to this Agreement pending resolution of the dispute shall be promptly refunded if an arbitrator or court determines pursuant to Section 14.2 that such payments are to be refunded by one Party to the other Party.  In the case where the material breach (other than a breach that involves the failure to make a payment when due) cannot reasonably be cured within the ninety (90) day period after written notice thereof is given by Pharmacopeia to BMS, the Agreement shall continue and shall not be terminated for a period reasonably required by BMS to cure such breach, so long as BMS is undertaking in good faith the steps and following the timelines specified in writing by Pharmacopeia to reasonably cure said breach. If, however, at any time after the initial ninety (90) day period BMS ceases to use diligent efforts to take the agreed upon steps to cure the breach, Pharmacopeia may terminate this Agreement immediately upon written notice to BMS.

13.4                           Effect of Termination.  Upon termination of this Agreement or any right or license pursuant to Section 13.2 or 13.3, the rights and obligations of the Parties shall be as set forth in this Section 13.4.

13.4.1                  Upon termination of this Agreement, either in its entirety or with respect to one or more applicable countries (each, a “Terminated Country”) pursuant to Section 13.2 or 13.3 hereof (the rights and obligations of the Parties as to the remaining countries of the Territory in which termination under Section 13. 3 has not occurred, being unaffected by such termination), the following shall apply:

(a)                                  All rights and licenses granted to Pharmacopeia in Article 2 shall terminate with respect to each Terminated Country (subject to Section 2.2(b)(v)), all rights of Pharmacopeia under the BMS Patent Rights, BMS Other Patent Rights and BMS Know-How with respect to each Terminated Country shall revert to BMS, and Pharmacopeia shall cease all use of the BMS Patent Rights, BMS Other Patent Rights and BMS Know-How with respect to each Terminated Country.  To the extent that there remain any countries in the Territory that are not Terminated Countries (“Remaining Countries”), all such rights and licenses shall remain in place with respect to the Remaining Countries.

(b)                                 All regulatory filings (including, without limitation, all INDs and NDAs) and Approvals and other documents reasonably available to Pharmacopeia and necessary to further develop and commercialize Licensed Compounds and Licensed Products, as they exist as of the date of such termination, and all of Pharmacopeia’s right, title and interest therein and thereto, in each Terminated Country shall be assigned to BMS, and Pharmacopeia shall provide to BMS one (1) copy of the foregoing documents and filings and all documents and filings contained in or referenced in any such filings, together with the raw and summarized data for any preclinical and clinical studies of the Licensed Compounds and such Licensed Products (and where reasonably available, electronic copies thereof).  BMS shall have the right to obtain specific performance of Pharmacopeia’s obligations referenced in this Section 13.4.1(b) and/or in the event of failure to obtain assignment, Pharmacopeia hereby consents and grants to BMS the right to access and reference (without any further action required on the part of Pharmacopeia, whose authorization to file this consent with any Regulatory Authority is hereby granted) any and all such regulatory filings for any regulatory or other use or purpose, provided that, if BMS reasonably deems it necessary, Pharmacopeia will provide written confirmation to the Regulatory Authority for such transfer.  In addition, upon request by BMS, Pharmacopeia shall grant to BMS the right to access and reference any other documents (including but not limited to regulatory filings) that are available to Pharmacopeia and reasonably necessary for BMS to further Develop, manufacture and Commercialize the Licensed Compounds and Licensed Products in each Terminated Country.  Without limiting the foregoing in this paragraph, to the extent applicable, Pharmacopeia’s obligations under Section 10.6 shall continue.

(c)                                  All amounts due or payable to BMS prior to the effective date of termination shall remain due and payable, but (except as otherwise expressly provided herein) no additional amounts shall be payable.

(d)                                 Should Pharmacopeia have any inventory of any Licensed Compound allocated for use in clinical trials in a Terminated Country, Pharmacopeia shall offer to sell such Licensed Compounds to BMS at Pharmacopeia’s fully burdened cost (but BMS shall be under no obligation to purchase same unless it agrees to do so in writing at such time).

(e)                                  Should Pharmacopeia have any inventory of any Licensed Product approved and allocated prior to termination in a Terminated Country, Pharmacopeia shall have six (6) months thereafter in which to dispose of such inventory (subject to the payment to BMS of any royalties due hereunder thereon), provided however that such Licensed Product shall not be sold at a discount to a purchaser that is greater than the average discount provided to such purchaser for the Licensed Product in such country during the 12 month period preceding such termination and, in addition, such sales shall not result in the applicable wholesaler inventory levels for such Licensed Product exceeding 120% of the average levels for the 12 month period preceding such termination.

(f)                                    With respect to a Terminated Country, the Parties shall diligently negotiate in good faith and on commercially reasonable terms (i) a license from Pharmacopeia to BMS of Pharmacopeia Know-How (as defined below) Controlled by Pharmacopeia and in existence as of the date of such termination, including but not limited to Pharmacopeia’s manufacturing processes, techniques and trade secrets for making Licensed Compounds and Licensed Products and Pharmacopeia Know-How relating to any composition, formulation, method of use or manufacture of such Licensed Compounds and such Licensed Products, (ii) a license under the Pharmacopeia Patent Rights (as defined below) Covering the Licensed Compounds and/or Licensed Products in such Terminated Country (including the use and manufacture thereof), and (iii) the assignment of Pharmacopeia’s rights in any Licensed Product trademarks, whether registered or unregistered with respect to such Terminated Country, provided however, that it is understood that neither Party shall be obligated to enter into any such license or assignment.  The Parties will use good faith efforts to effect such license within ninety (90) days after the date of such termination.  For the purposes of the foregoing:

“Pharmacopeia Know-How” means all processes, techniques and know-how Controlled by Pharmacopeia and/or its Affiliates as of the date of termination that are reasonably necessary for the research, manufacture, Development and/or Commercialization of the Licensed Compounds and/or the Licensed Products.  Pharmacopeia Know-How shall not include information and know-how that is acquired or developed by Pharmacopeia after the date of termination; and

“Pharmacopeia Patent Rights” means (i) those patents and patent applications Controlled by Pharmacopeia and/or its Affiliates as of the date of termination that are reasonably necessary for the research, manufacture, Development and/or Commercialization of the Licensed Compounds and/or the Licensed Products; (ii) any patent application that claims priority to any of the patents and patent applications included in clause (i) above (including any divisional, continuation, or continuation-in-part patent application), and foreign counterparts thereof (but in each case, only with respect to claims in such application or foreign counterparts thereof that cover subject matter within the scope of the claims in the patents and patent applications included in clause (i) above), and (iii) all patents issuing on any of the foregoing patent applications which are included in clauses (i) and (ii) above, together with all registrations, reissues, re-examinations, supplemental protection certificates, or extensions thereof, and any foreign counterparts thereof (but in each case, only with respect to claims in such patents or foreign counterparts thereof that cover subject matter within the scope of the claims in the patents and patent applications included in clause (i) of this definition).

(g)                                 If Pharmacopeia has the capability as of the date of termination to commercially manufacture and supply Licensed Compounds and/or Licensed Products, upon request by BMS, Pharmacopeia shall enter into good faith negotiations with BMS with respect to the terms and conditions of an agreement for Pharmacopeia to supply to BMS Licensed Compounds and/or Licensed Products for use and sale in the Terminated Countries, at a supply price and term to be negotiated in good faith.

(h)                                 Pharmacopeia shall provide to BMS all data generated during the term of this Agreement relating to the Licensed Compounds and the Licensed Products and assign (or, if applicable, cause its Affiliate to assign) to BMS all of Pharmacopeia’s (and such Affiliate’s) entire right, title and interest in and to all such data in each Terminated Country.

(i)                                     Neither Party shall be relieved of any obligation that accrued prior to the effective date of such termination or expiration.

(j)                                     Each Party shall have the right to retain all amounts previously paid to it by the other Party, subject to any applicable determination of an arbitrator or court pursuant to Section 14.2.

(k)                                  It is understood and agreed that BMS shall be entitled to *** as a remedy to enforce the provisions of this Section 13.4, ***.

13.5                           Scope of Termination.  Except as otherwise expressly provided herein, termination of this Agreement shall be as to all countries in the Territory and all Licensed Compounds and Licensed Products.

13.6                           Survival.  The following provisions shall survive termination or expiration of this Agreement, as well as any other provision which by its terms or by the context thereof, is intended to survive such termination: Article 1 (as applicable), Section 2.3(b)(v), Article 5 (with respect to obligations arising prior to expiration or termination of this Agreement), Article 8 (with respect to obligations arising prior to expiration or termination of this Agreement), Section 9.4, Section 9.5, Section 10.1, Section 10.4.4 (with respect to an action, suit or proceeding commenced prior to termination), Section 10.7, Article 11, Article 12 (with respect to Losses and Claims arising from activities and breaches that take place prior to expiration or termination of this Agreement), this Section 13.6, Section 13.7, Article 14 and Article 15.  Termination or expiration of this Agreement shall not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity, subject to Section 14.2, with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.  All other obligations shall terminate upon expiration of this Agreement.

13.7                           Bankruptcy. The Parties agree that in the event a Party becomes a debtor under Title 11 of the U.S. Code (“Title 11”), this Agreement shall be deemed to be, for purposes of Section 365(n) of Title 11, a license to rights to “intellectual property” as defined therein.  Each Party as a licensee hereunder shall have the rights and elections as specified in Title 11.  Any agreements supplemental hereto shall be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of Title 11.

ARTICLE 14

DISPUTE RESOLUTION; ARBITRATION

14.1                           Resolution by Senior Executives.  Other than (i) determinations made by ***, respectively; (ii) pursuit of equitable relief as provided in Section 14.2(g); and (iii) a dispute governed by expedited arbitration in accordance with Section 14.3 below, in the event of any dispute between the Parties in connection with this Agreement, the construction hereof, or the rights, duties or liabilities of either Party hereunder, the Parties shall first attempt in good faith to resolve such dispute by negotiation and consultation between themselves.  In the event that such dispute is not resolved on an informal basis within *** (***) Business Days, either Party may, by written notice to the other Party, refer the dispute to the *** of Pharmacopeia and the *** of BMS or other designated officer of BMS for attempted resolution by good faith negotiation within *** (***) days after such notice is received.

14.2                           Arbitration.  Other than (i) determinations made by ***, respectively; (ii) pursuit of equitable relief as provided in Section 14.2(g); (iii) disputes regarding the validity, scope or enforceability of intellectual property rights or regarding confidentiality obligations and (iv) expedited arbitration in accordance with Section 14.3 below, if any dispute between the Parties relating to or arising out this

Agreement cannot be resolved in accordance with Section 14.1, either Party may submit such dispute for resolution through binding arbitration as set forth in Sections 14.2 and 14.3, as applicable.  Notwithstanding the foregoing and for the avoidance of doubt, either Party may submit any dispute to which Section 13.2.2(b) applies for resolution through binding arbitration as set forth in this Section 14.2.

(a)                                  A Party may submit such dispute to arbitration by notifying the other Party, in writing, of such dispute.  Within thirty (30) days after receipt of such notice, the Parties shall designate in writing a single arbitrator to resolve the dispute; provided, however, that if the Parties cannot agree on an arbitrator within such thirty (30) day period, the arbitrator shall be selected by the New York, NY office of the American Arbitration Association (the “AAA”) or, if such office does not exist or is unable to make a selection, by the office of the AAA nearest to New York City.  The arbitrator shall be a lawyer knowledgeable and experienced in the applicable Laws concerning the subject matter of the dispute.  In any case the arbitrator shall not be an Affiliate, employee, consultant, officer, director or stockholder of either Party, or otherwise have any current or previous relationship with either Party or their respective Affiliates.  The governing law in Section 15.7 shall govern any such proceedings.  The language of the arbitration shall be English.

(b)                                 Within thirty (30) days after the designation of the arbitrator, the arbitrator and the Parties shall meet, and each Party shall provide to the arbitrator a written summary of all disputed issues, such Party’s position on such disputed issues and such Party’s proposed ruling on the merits of each such issue.

(c)                                  The arbitrator shall set a date for a hearing, which shall be no later than thirty (30) days after the submission of written proposals pursuant to Section 14.2(b), for the presentation of evidence and legal argument concerning each of the issues identified by the Parties.  The Parties shall have the right to be represented by counsel.  Except as provided herein, the arbitration shall be governed by the Commercial Arbitration Rules of the AAA applicable at the time of the notice of arbitration pursuant to Section 14.2(a); provided, however, that the Federal Rules of Evidence shall apply with regard to the admissibility of evidence in such hearing.

(d)                                 The arbitrator shall use his or her best efforts to rule on each disputed issue within thirty (30) days after completion of the hearing described in Section 14.2(c).  The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all Parties.  All rulings of the arbitrator shall be in writing and shall be delivered to the Parties except to the extent that the Commercial Arbitration Rules of the AAA provide otherwise.  Nothing contained herein shall be construed to permit the arbitrator to award punitive, exemplary or any similar damages.

(e)                                  The (i) attorneys’ fees of the Parties in any arbitration, (ii) fees of the arbitrator and (iii) costs and expenses of the arbitration shall be borne by the Parties in a proportion determined by the arbitrator.

(f)                                    Any arbitration pursuant to this Section 14.2 shall be conducted in Princeton, New Jersey.  Any arbitration award may be entered in and enforced by a court in accordance with Section 15.8.

(g)                                 Notwithstanding anything in this Article 14, each Party shall have the right to seek injunctive or other equitable relief from a court of competent jurisdiction pursuant to Section 15.8 that may be necessary to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration, including any breach or threatened breach of Section 11.1 or 13.4.

14.3                           Expedited Arbitration.  The Parties agree that it is important to be able to clarify any disputes regarding *** quickly.  Accordingly, if:

(i)  BMS ***;

(ii)  ***; or

(iii)  ***,

then the Parties shall resolve such dispute in accordance with this Section 14.3.

Arbitration under this Section 14.3 shall be conducted in the same manner and subject to the same terms and conditions as arbitration under Section 14.2, provided that:

(a)                                  the Parties shall designate in writing a single arbitrator within fifteen (15) days of written notice of the dispute;

(b)                                 the arbitrator and the Parties shall meet, and each Party shall provide to the arbitrator a written summary of all disputed issues, such Party’s position on such disputed issues and such Party’s proposed ruling on the merits of each such issue within fifteen (15) days after the designation of the arbitrator;

(c)                                  the arbitrator shall use his or her best efforts to rule on each disputed issue within fifteen (15) days after completion of the hearing described in Section 14.2(c);

(d)                                 the arbitrator shall select one of the requested positions as his decision, and shall not have the authority to render any substantive decision other than to so select the position of either BMS or Pharmacopeia; and

(e)                                  the Parties shall use good faith efforts to complete arbitration under this Section 14.3 within sixty (60) days following a request by any Party for such arbitration.

14.4                           In an arbitration procedure under Section 14.3, in the event that the arbitrator determines that BMS has failed to act in good faith with respect to its performance under Section 3.1, the following shall apply:  (a) the provisions of Section 3.1 shall terminate and (b) all other provisions of this Agreement shall remain in full force and effect.  For purposes of clarity, the foregoing shall be in addition to and shall in no way limit any ruling of the arbitrator in accordance with Section 14.3.

ARTICLE 15

MISCELLANEOUS

15.1                           Severability.  If any one or more of the provisions of this Agreement is held to be invalid or unenforceable, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof.  The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

15.2                           Notices.  Any notice required or permitted to be given by this Agreement shall be in writing and shall be delivered by hand or overnight courier with tracking capabilities or mailed postage prepaid by first class, registered or certified mail addressed as set forth below unless changed by notice so given:

If to Pharmacopeia:

Pharmacopeia, Inc.

3000 Eastpark Boulevard

Cranbury, New Jersey 08512

Attention:  Chief Executive Officer

Telephone:  ***

Facsimile:  ***

With a copy to:

Pharmacopeia, Inc.

3000 Eastpark Boulevard

Cranbury, New Jersey 08512

Attention:  Executive Vice President and General Counsel

Telephone:  ***

Facsimile:  ***

If to BMS:

Bristol-Myers Squibb Company
P.O. Box 4000

Route 206 & Province Line Road

Princeton, New Jersey 08543-4000
Attention:  Vice President and Head of Business Development

Telephone:  ***
Facsimile:  ***

With a copy to:

Bristol-Myers Squibb Company

P.O. Box 4000
Route 206 & Province Line Road

Princeton, New Jersey 08543-4000
Attention:  Vice President & Senior Counsel, Corporate and Business Development
Telephone:  ***
Facsimile:  ***

Any such notice shall be deemed given on the date received.  A Party may add, delete, or change the person or address to whom notices should be sent at any time upon written notice delivered to the Party’s notices in accordance with this Section 15.2.

15.3                           Force Majeure.  Neither Party shall be liable for delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to causes beyond its reasonable control, including, without limitation, acts of God, fires, earthquakes, strikes and labor disputes, acts of war, terrorism, civil unrest or intervention of any governmental authority (“Force Majeure”); provided, however, that the affected Party promptly notifies the other Party and further provided that the affected Party shall use its commercially reasonable efforts to avoid or remove such causes of non-performance and to mitigate the effect of such occurrence, and shall continue performance with the utmost dispatch whenever such causes are removed.  When such circumstances arise, the Parties shall negotiate in good faith any modifications of the terms of this Agreement that may be necessary or appropriate in order to arrive at an equitable solution.

15.4                           Assignment.

15.4.1                              BMS may, without Pharmacopeia’s consent, assign or transfer all of its rights and obligations hereunder, in connection with any transfer of all of the BMS Patent Rights and BMS Know-How, to any Affiliate of BMS or to any Third Party (including, without limitation, a successor in interest); provided, however, that such assignee or transferee agrees in writing to be bound by the terms of this Agreement.

15.4.2                              Upon thirty (30) days advance written notice to BMS and subject to BMS’ approval, such approval not to be unreasonably withheld, delayed or conditioned, Pharmacopeia may assign or transfer all of its rights and obligations hereunder to any Third Party, provided however, that, (i) Pharmacopeia’s rights and obligations under this Agreement shall be assumed by the Third Party assignee, (ii) such assignment includes, without limitation, all Approvals and all rights and obligations under this Agreement, (iii) such Third Party shall have agreed prior to such assignment or transfer to be bound by the terms of this Agreement in  writing, and (iv) Pharmacopeia remains responsible for the performance of this Agreement.

15.4.3                              Notwithstanding the provisions of Section 15.4.2 above, Pharmacopeia may assign or transfer all of its rights and obligations hereunder without BMS’ consent to an Affiliate of Pharmacopeia or in connection with a Change of Control of Pharmacopeia, provided however, that (i) Pharmacopeia’s rights and obligations under this Agreement shall be assumed by its successor in interest and shall not, unless consented to pursuant to Section 15.4.2, be transferred separate from all or substantially all of its other business assets, (ii) such assignment includes, without limitation, all Approvals and all rights and obligations under this Agreement, (iii) such successor in interest or Affiliate shall have agreed prior to such assignment or transfer to be bound by the terms of this Agreement in writing, and (iv) where this Agreement is assigned or transferred to an Affiliate, Pharmacopeia remains responsible for the performance of this Agreement.

15.4.4                              Subject to the foregoing, this Agreement shall inure to the benefit of and be binding on the Parties’ successors and assigns.  Any assignment or transfer in violation of the foregoing shall be null and void and wholly invalid, the assignee or transferee in any such assignment or transfer shall acquire no rights whatsoever, and the non-assigning non-transferring Party shall not recognize, nor shall it be required to recognize, such assignment or transfer.

15.5                           Further Assurances.  Each Party agrees to do and perform all such further acts and things and shall execute and deliver such other agreements, certificates, instruments and documents necessary or that the other Party may deem advisable in order to carry out the intent and accomplish the purposes of this Agreement and to evidence, perfect or otherwise confirm its rights hereunder.

15.6                           Waivers and Modifications.  The failure of any Party to insist on the performance of any obligation hereunder shall not be deemed to be a waiver of such obligation.  Waiver of any breach of any provision hereof shall not be deemed to be a waiver of any other breach of such provision or any other provision on such occasion or any succeeding occasion.  No waiver, modification, release or amendment of any obligation under or provision of this Agreement shall be valid or effective unless in writing and signed by all Parties hereto.

15.7                           Choice of Law.  This Agreement shall be governed by, enforced, and shall be construed in accordance with the laws of the State of Delaware without regard to its conflicts of law provisions.

15.8                           Jurisdiction.

15.8.1                  Any suit, action or other proceeding relating to a dispute regarding the validity, scope or enforceability of intellectual property rights or regarding confidentiality obligations shall not be subject to the provisions of this Section 15.8.1 and Section 15.8.2.  Unless the Parties otherwise agree in writing, each Party, for the purpose of enforcing an award under Section 14.2 or for seeking injunctive or other equitable relief as permitted under Section 14.2(g), hereby irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County or the Supreme Court or Chancery Court of the State of Delaware (each a “State Court”), and (ii) the United States District Court for the Southern District of New York or the U.S. District Court for the District of Delaware (each a “District Court”), for the purposes of any suit, action or other proceeding arising out of this Agreement or out of any transaction contemplated hereby.  Each Party agrees to commence any such action, suit or proceeding either in a District Court or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in a State Court.

Each Party further agrees that service of any process, summons, notice or document by personal delivery, by registered mail, or by a recognized international express delivery service to such Party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in the applicable District Court or State Court with respect to any matters to which it has submitted to jurisdiction in this Section.  Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the applicable District Court or State Court, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

15.8.2                              Each Party hereto hereby waives to the fullest extent permitted by applicable Laws, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement.  Each Party hereto (i) certifies that no representative, agent or attorney of the other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other Party hereto have been induced to enter into this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 15.8.

15.9                           Publicity.  Within thirty (30) days of the Effective Date Pharmacopeia shall issue a press release regarding the execution of this Agreement (including the Discovery Collaboration) in substantially the form of the press release approved by the Parties prior to the Effective Date.  Subject to the provisions of Sections 11.2 and 11.5, each Party agrees not to otherwise issue any other press release or public statement disclosing the existence of this Agreement or any other information relating to this Agreement, the other Party, or the transactions contemplated hereby without the prior written consent of the other Party, provided, however, that any disclosure which is required by applicable Laws or the rules of a securities exchange, as reasonably advised by the disclosing Party’s counsel, may be made subject to the following.  The Parties agree that any such required disclosure will not contain confidential business or technical information and, if disclosure of confidential business or technical information is required by applicable Laws, the Parties will use appropriate diligent efforts to minimize such disclosure and obtain confidential treatment for any such information which is disclosed to a governmental agency.  Each Party agrees to provide to the other Party a copy of any public announcement regarding this Agreement or the subject matter thereof as soon as reasonably practicable under the circumstances prior to its scheduled release.  Except under extraordinary circumstances, or as otherwise required under applicable Laws or the rules of a securities exchange, each Party shall provide the other with an advance copy of any such announcement at least five (5) business days prior to its scheduled release.  Each Party shall have the right to expeditiously review and recommend changes to any such announcement and, except as otherwise required by applicable Laws or the rules of a securities exchange, the Party whose announcement has been reviewed shall remove any Confidential Information of the reviewing Party that the reviewing Party reasonably deems to be inappropriate for disclosure.  The contents of any announcement or similar publicity which has been reviewed and approved by the reviewing Party can be re-released by either Party without a requirement for re-approval.  Nothing in this Section 15.9 shall be construed to prohibit Pharmacopeia or its Affiliates or Sublicensees from making a public announcement or disclosure regarding the stage of development of Licensed Products in Pharmacopeia’s (or its Affiliates’ or Sublicensees’) product pipeline or disclosing clinical trial results regarding such License Products, as may be required by applicable Laws or the rules of a securities exchange, as reasonably advised by Pharmacopeia’s (or its Affiliates’ or Sublicensees’) counsel.

15.10                     Relationship of the Parties.  Each Party is an independent contractor under this Agreement.  Nothing contained herein is intended or is to be construed so as to constitute BMS and Pharmacopeia as partners, agents or joint venturers.  Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any Third Party.

15.11                     Headings.  Headings and captions are for convenience only and are not be used in the interpretation of this Agreement.

15.12                     Entire Agreement.  This Agreement (including all Appendices attached hereto, which are incorporated herein by reference) (i) sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto, (ii) constitutes and contains the complete, final and exclusive understanding and agreement of the Parties with respect to the subject matter herein and (iii) cancels, supersedes and terminates all prior agreements and understanding between the Parties with respect to the subject matter hereof.  For the avoidance of doubt, the confidentiality agreements entered into by BMS and Pharmacopeia on July 2, 007 (the “Confidentiality Agreement”) shall remain in effect with respect to all Confidential Information (as that term is defined in the Confidentiality Agreements) disclosed by the Parties that does not pertain to the subject matter of this Agreement.  All Confidential Information (as that term is defined in the Confidentiality Agreement) pertaining to the subject matter of this Agreement disclosed to BMS by Pharmacopeia under the Confidentiality Agreement shall be considered Confidential Information (as that term is defined in this Agreement) of Pharmacopeia disclosed under this Agreement and shall be subject to the terms and conditions of this Agreement; and all Confidential Information (as that term is defined in the Confidentiality Agreement) pertaining to the subject matter of this Agreement disclosed to Pharmacopeia by BMS under the Confidentiality Agreement shall be considered Confidential Information (as that term is defined in this Agreement) of BMS disclosed under this Agreement and shall be subject to the terms and conditions of this Agreement.  There are no covenants, promises, agreements, warranties, representations, conditions or understandings, whether oral or written, between the Parties other than as set forth herein.  No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

15.13                     Counterparts.  This Agreement may be executed in counter-parts with the same effect as if both Parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

15.14                     Nonsolicitation.  During the *** (***) *** period following the Effective Date, each Party agrees that neither it nor any of its Affiliates shall knowingly recruit, solicit or induce, directly or indirectly, any employee of the other Party or any of its Affiliates directly involved in the research or Development activities with respect to Licensed Compounds to terminate his or her employment with the other Party or such Affiliate and become employed by or consult for such Party or any of its Affiliates.  For purposes of the foregoing, “recruit”, “solicit” or “induce” shall not be deemed to mean (i) circumstances where an employee of a Party or any of its Affiliates initiates contact with the other Party or any of its Affiliates with regard to possible employment, or (ii) general solicitations of employment not specifically targeted at employees of the other Party or any of its Affiliates, including responses to general advertisements.

15.15                     Exports.  Pharmacopeia agrees not to export or re-export, directly or indirectly, any information, technical data, the direct product of such data, samples or equipment received or generated under this Agreement in violation of any applicable export control Laws.

15.17                     Discovery Collaboration Activities to be Performed by Pharmacopeia.  In partial consideration of the license rights granted by BMS to Pharmacopeia under this Agreement, Pharmacopeia shall participate in and perform activities under the Discovery Collaboration.  The obligations of Pharmacopeia to perform the activities pursuant to the Discovery Collaboration under this Section 15.17 shall survive any termination of this Agreement.

15.18                     Interpretation.

15.18.1  Each of the Parties acknowledges and agrees that this Agreement has been diligently reviewed by and negotiated by and between them, that in such negotiations each of them has been represented by competent counsel and that the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties hereto and their counsel.  Accordingly, in interpreting this Agreement or any provision hereof, no presumption shall apply against any Party hereto as being responsible for the wording or drafting of this Agreement or any such provision, and ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

15.18.2  The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  The word “any” shall mean “any and all” unless otherwise clearly indicated by context.

15.18.3  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference to any Laws (including any European Community Directives) herein shall be construed as referring to such Laws as from time to time enacted, repealed or amended, (c) any reference herein to any person shall be construed to include the person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (e) all references herein to Articles, Sections or Appendices, unless otherwise specifically provided, shall be construed to refer to Articles, Sections and Appendices of this Agreement.

Signature Page Follows

IN WITNESS WHEREOF, the Parties have caused this License Agreement to be executed by their respective duly authorized officers.

PHARMACOPEIA, INC.

By:	/s/ Leslie J. Browne
(Signature)

Name:	Leslie J. Browne, Ph.D.

Title:	President and Chief Executive Officer

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Graham R. Brazier
(Signature)

Name:	Graham R. Brazier

Title:	Vice President & Head of Business
Development

Appendix 1

BMS Patent Rights

BMS Patent Docket #	Patent/Application No.	Priority Date	PCT publication date
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***

Appendix 2

LISTED COMPOUNDS

***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***

Appendix 3

Discovery Collaboration Agreement

(incorporated by reference to Exhibit 10.46 to Pharmacopeia, Inc.’s Report on Form 10-K for the year ended December 31, 2007)